UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. _____)

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GARMIN LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Garmin Ltd.

Mühlentalstrasse 2

8200 Schaffhausen

Switzerland

Invitation to Annual General Meeting of Shareholders

June 7, 2013

10:00 a.m., U.S. Central Time

1200 East 151st Street, Olathe, Kansas, 66062, USA

To the Shareholders of Garmin Ltd:

We cordially invite you to attend the Annual General Meeting (the “Annual Meeting”) of Shareholders of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), to be held at 1200 East 151st Street, Olathe, Kansas, 66062, USA, at 10:00 a.m., U.S. Central Time, on Friday, June 7, 2013, to consider and vote upon the following matters:

AGENDA ITEMS

1.

Approval of Garmin’s 2012 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 29, 2012 and the statutory financial statements of Garmin for the fiscal year ended December 29, 2012

The Board of Directors proposes to the Annual Meeting to approve Garmin’s 2012 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 29, 2012 and the statutory financial statements of Garminfor the fiscal year ended December 29, 2012.

2.

Approval of the appropriation of available earnings

The Board of Directors proposes to the Annual Meeting to approve the appropriation of available earnings as follows:

Proposed Appropriation of Available Earnings:
Balance brought forward from previous years	CHF	(29,598,000)
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(9,646,000)
Total net loss:	CHF	(39,244,000)
Resolution proposed by the Board of Directors : - RESOLVED, that the total loss in retained earnings of CHF 39,244,000 shall be carried forward.

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3.

Approval of the payment of a cash dividend in the aggregate amount of $1.80 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments

The Board of Directors proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of $1.80 per outstanding share as follows:

General Reserve from Capital Contribution as per December 31, 2012	CHF	6,215,935,000

Resolutions proposed by the Board of Directors:

•

RESOLVED, that Garmin, out of, and limited at a maximum to the amount of, the Dividend Reserve (as defined below), pay a cash dividend in the amount of $1.80 per outstanding share out of Garmin’s general legal reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release (1) at least ten calendar days prior to the record date; and further

•

RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further

• RESOLVED, that CHF 393,506,025 (2) be allocated to dividend reserves from capital contribution (the “Dividend Reserve”) from general reserve from capital contribution in order to pay such dividend of US$1.80 per outstanding share with a nominal value of CHF 10.00 each (assuming a total of 208,077,418 shares (3) eligible to receive the dividend); and further	CHF	393,506,025
• RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to general reserve from capital contribution; and further
• RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve	CHF	5,822,428,975

(1)

The announcements will not be published in the Swiss Official Gazette of Commerce.

(2)

Based on the currency conversion rate as at December 29, 2012, US$1.80 equals CHF 1.65 per share. With a total of 208,077,418 shares eligible for payout (based on the number of shares outstanding as at December 29, 2012), the aggregate dividend total is CHF 393,506,025. This amount includes an additional amount of 15% to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see fn 3 below) that may occur between the time that the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the general reserve after the last installment payment.

(3)

This number is based on the outstanding share capital at December 29, 2012. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

4.

Discharge of the members of the Board of Directors and the executive officers from liability for the fiscal year ended December 29, 2012

The Board of Directors proposes to the Annual Meeting that the members of the Board of Directors and the executive officers be discharged from personal liability for the fiscal year ended December 29, 2012.

5.

Re-election of one director and election of one new director

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that Thomas P. Poberezny be re-elected for a three-year term that will expire at the annual general meeting in 2016 and that Joseph J. Hartnett be elected for a three-year term that will expire at the annual general meeting in 2016.

6.

Approval of an amendment to the Garmin Ltd. 2005 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that an amendment to article 4.1 (a) of the Garmin Ltd. 2005 Equity Incentive Plan, as last amended and restated on June 27, 2010, be approved by the shareholders as follows:

Current version	New version

Number of Shares Available.

(a) Plan Limit. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is ten million (10,000,000) Shares. The maximum number of Shares that may be delivered pursuant to the exercise of Options (including incentive stock options under Code Section 422) or SARs is ten million (10,000,000) Shares. The maximum number of Shares that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units is three million (3,000,000) Shares. The maximum number of Bonus Shares that may be awarded is one million (1,000,000) Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

Number of Shares Available.

(a) Plan Limit. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is thirteen million (13,000,000) Shares. The maximum number of Shares that may be delivered pursuant to the exercise of Options (including incentive stock options under Code Section 422) or SARs is ten million (10,000,000) Shares. The maximum number of Shares that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units is six million (6,000,000) Shares. The maximum number of Bonus Shares that may be awarded is one million (1,000,000) Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

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7.

Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2013 and re-election of Ernst & Young Ltd. as Garmin’s statutory auditor for another one-year term

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting that the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2013 be ratified and that Ernst & Young Ltd. be re-elected as Garmin’s statutory auditor for another one-year term.

8.

Advisory vote on executive compensation

Proposal of the Board of Directors

The Board of Directors proposes to the Annual Meeting to approve an advisory resolution approving the compensation of Garmin’s Named Executive Officers, as disclosed in Garmin’s proxy statement for the 2013 annual general meeting of shareholders pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission.

9.

Such other matters as may properly come before the meeting or any adjournment thereof

Information concerning the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

A proxy card is being sent with this proxy statement to each holder of shares registered in Garmin’s share register with voting rights at the close of business, U.S. Eastern Time, on April 11, 2013. In addition, a proxy card will be sent with this proxy statement to each additional holder of shares who is registered with voting rights in Garmin’s share register as of the close of business, U.S. Eastern Time, on May 28, 2013. Shareholders registered in Garmin’s share register with voting rights as of the close of business, U.S. Eastern Time, on May 28, 2013 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A shareholder entitled to attend and to vote at the Annual Meeting is entitled to appoint a proxy to attend and vote on each of the proposals described in this proxy statement.

We are pleased to again take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee as of April 11, 2013, and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. as of May 28, 2013, and to participants in the Garmin International, Inc. 401(k) and Pension Plan with a beneficial interest in our shares as of April 11, 2013. We believe these rules allow us to provide our shareholders with the information they need, while lowering costs of delivery and reducing the environmental impact of our Annual Meeting. Garmin’s 2012 Annual Report, Garmin’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012 which contains the consolidated financial statements of Garmin for the fiscal year ended December 29, 2012, the Swiss statutory financial statements of Garmin for the fiscal year ended December 29, 2012 and the Auditor’s Report are available in the Investor Relations section of Garmin’s website www.garmin.com and will also be available for physical inspection by the shareholders at Garmin’s registered office at Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland, as of May 16, 2013. Copies of the 2012 Annual Report, the Annual Report on Form 10-K for the fiscal year ended December 29, 2012, the Swiss statutory financial statements of Garmin for the fiscal year ended December 29, 2012 and the Auditor’s Reports may also be obtained without charge by contacting Garmin’s Investor Relations department at +1 (913) 397-8200.

If you received the Notice, you can access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a printed copy by mail may be found in the Notice.

Please vote your shares regardless of whether you plan to attend the Annual Meeting. If you received these proxy materials through the mail, please use the enclosed Proxy Card to direct the vote of your shares, regardless of whether you plan to attend the Annual Meeting. Please date the Proxy Card, sign it and promptly return it in the enclosed envelope, which requires no postage if mailed in the United States, or you may vote by Internet or telephone using the instructions provided on the Proxy Card. If you received the Notice and reviewed the proxy materials on the Internet, please follow the instructions included in the Notice.

Please note that under the current rules of the New York Stock Exchange, your broker will not be able to vote your shares at the Annual Meeting on the election of directors or on certain other proposals described in the attached proxy statement if you have not given your broker instructions on how to vote. Please be sure to give voting instructions to your broker so that your vote can be counted on the election and such proposals.

Any shareholder who may need special assistance or accommodation to participate in the Annual Meeting because of a disability should contact Garmin’s Corporate Secretary at the above address or call +1 (913) 440-1355. To provide Garmin sufficient time to arrange for reasonable assistance, please submit all such requests by May 30, 2013.

April 22, 2013

By Order of the Board of Directors,

Andrew R. Etkind
Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 7, 2013

This Proxy Statement, the 2012 Annual Report and Garmin’s Annual

Report on Form 10-K for the fiscal year ended December 29, 2012, are available at http://materials.proxyvote.com/H2906T

GARMIN LTD. – 2013 Proxy Statement   5

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Table of Contents

PROXY STATEMENT	8
INFORMATION CONCERNING SOLICITATION AND VOTING	8
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
PROPOSAL ONE	Approval of Garmin’s 2012 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 29, 2012 and the statutory financial statements of Garmin for the fiscal year ended December 29, 2012	14
PROPOSAL TWO	Appopriation of available earnings	15
PROPOSAL THREE	Payment of a cash dividend in the aggregate amount of $1.80 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments	16
PROPOSAL FOUR	Discharge of the members of the Board and the executive officers from liability for the fiscal year ended December 29, 2012	17
PROPOSAL FIVE	Re-election of one director and election of one new director	18
PROPOSAL SIX	Amendment to the Garmin Ltd. 2005 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan	24
PROPOSAL SEVEN	Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2013 and re-election of Ernst & Young Ltd. as Garmin’s statutory auditor for another one-year term	30
PROPOSAL EIGHT	Advisory vote on executive compensation	31
AUDIT MATTERS	32
EXECUTIVE COMPENSATION MATTERS	33
EXECUTIVE COMPENSATION TABLES	40
SHAREHOLDER PROPOSALS	44
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	44
HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS	44
OTHER MATTERS	45
APPENDIX A	Form of Proxies	A-1
SCHEDULE 1	Amended and Restated Garmin Ltd. 2005 Equity Incentive Plan	B-1

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PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (“Board”) of Garmin Ltd., a Swiss company (“Garmin” or the “Company”), for use at the Annual General Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., U.S. Central Time, on Friday, June 7, 2013, at 1200 East 151st Street, Olathe, Kansas, 66062, Kansas, USA and at any adjournment(s) or postponement(s) thereof for the purposes set forth herein and in the accompanying Notice of Annual General Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are first being furnished to shareholders on or about April 22, 2012.

INFORMATION CONCERNING SOLICITATION AND VOTING

We are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our beneficial owners of shares held in “street name” through a broker or other nominee (“Broker Customers”), and we are mailing our proxy materials to shareholders whose shares are held directly in their names with our transfer agent, Computershare Trust Company, N.A. (“Record Holders”), and to participants in the Garmin International, Inc. 401(k) and Pension Plan with a beneficial interest in our shares (“Plan Participants”).

Proposals

At the Annual Meeting, the Garmin Board intends to ask you to vote on:

1.

Approval of Garmin’s 2012 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 29, 2012 and the statutory financial statements of Garmin for the fiscal year ended December 29, 2012;

2.

Approval of the appropriation of available earnings;

3.

Approval of the payment of a cash dividend in the aggregate amount of $1.80 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments;

4.

Discharge of the members of the Board and the executive officers from liability for the fiscal year ended December 29, 2012;

5.

Re-election of one director and election of one new director;

6.

Approval of an amendment to the 2005 Garmin Ltd. Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan;

7.

Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2013 and re-election of Ernst & Young Ltd. as Garmin’s statutory auditor for another one-year term;

8.

Advisory vote on the compensation of Garmin’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement; and

9.

Such other matters as may properly come before the meeting.

Shareholders Entitled to Vote

April 11, 2013 is the record date (the “Record Date”) for the Annual Meeting. On the Record Date there were 196,195,150 shares (excluding shares held directly or indirectly in treasury) outstanding and entitled to vote at the Annual Meeting. Shareholders registered in our share register at the close of business, U.S. Eastern Time, on the Record Date are entitled to vote at the Annual Meeting, except as provided below. Any additional shareholders who are registered in Garmin’s share register on May 28, 2013 will receive a copy of the proxy materials after May 28, 2013 and are entitled to attend and vote, or grant proxies to vote, at the Annual Meeting. Shareholders not registered in Garmin’s share register as of May 28, 2013, will not be entitled to attend, vote or grant proxies to vote at, the Annual Meeting. No shareholder will be entered in Garmin’s share register as a shareholder with voting rights between the close of business on May 28, 2013 and the opening of business on the day following the Annual Meeting. Computershare Trust Company, N.A., which maintains Garmin’s share register will, however, continue to register transfers of Garmin’s shares in the share register in its capacity as transfer agent during this period. Shareholders who are registered in Garmin’s share register on May 28, 2013 but have sold their shares before the meeting date are not entitled to attend, vote or grant proxies to vote at, the Annual Meeting.

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Solicitation of Proxies

The cost of soliciting proxies will be borne by Garmin. In addition to soliciting shareholders by mail and through its regular employees not specifically engaged or compensated for that purpose, Garmin will request banks and brokers, and other custodians, nominees and fiduciaries to solicit their customers who have shares of Garmin registered in the names of such persons and, if requested, will reimburse them for their reasonable, out-of-pocket costs. Garmin may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Voting

Each shareholder is entitled to one vote on each proposal presented in this Proxy Statement for each share held. There is no cumulative voting in the election of directors. The required presence quorum for the transaction of business at the Annual Meeting is the presence in person or by proxy of shareholders holding not less than a majority of the shares entitled to vote at the meeting with abstentions, invalid ballots and broker non-votes regarded as present for purposes of establishing the quorum.

A shareholder who purchases shares from a registered holder after the Record Date but before May 28, 2013, and who wishes to vote his or her shares at the Annual Meeting must ask to be registered as a shareholder with respect to such shares in our share register prior to May 28, 2013. Registered holders of our shares (as opposed to beneficial shareholders) on May 28, 2013 who sell their shares prior to the Annual Meeting will not be entitled to vote those shares at the Annual Meeting.

Each of the proposals requires the affirmative vote of a majority of the share votes cast (in person or by proxy) at the Annual Meeting, excluding unmarked, invalid and non-exercisable votes and abstentions.

The votes of any member of our Board or any of our executive officers will not be counted toward the proposal to discharge the members of the Board and the executive officers from liability for the fiscal year ended December 29, 2012.

Shareholder ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2013 is not legally required, but your views are important to the Audit Committee and the Board. If shareholders do not ratify the appointment of Ernst & Young LLP, our Audit Committee will reconsider the appointment of Ernst & Young LLP as Garmin’s independent auditor.

The proposal relating to the advisory vote on executive compensation is advisory and non-binding on Garmin. However, the compensation committee of our Board will review voting results on this proposal and will give consideration to such voting.

Abstentions and Broker Non-Votes

Pursuant to Garmin’s Articles of Association and Swiss law, (i) shares represented at the Annual Meeting which are not voted on any matter, and (ii) shares which are represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) are not included in the determination of the shares voting on such matter. Therefore, shares represented at the Annual Meeting which are not voted on any matter and shares represented by “broker non-votes” will not be counted toward the determination of the majority required to approve the proposals submitted to the Annual Meeting and, therefore, will not have the effect of a vote against such proposals.

Although brokers have discretionary authority to vote shares of Broker Customers on “routine” matters, they do not have authority to vote shares of Broker Customers on “non-routine” matters under New York Stock Exchange (“NYSE”) rules. We believe that the following proposals to be voted on at the Annual Meeting will be considered to be “non-routine” under NYSE rules and, therefore, brokers will not be able to vote shares owned by Broker Customers with respect to these proposals unless the broker receives instructions from such customers: Proposal No. 5 (Re-election of one director and election of one new director); Proposal No. 6 (Approval of an amendment to the 2005 Garmin Ltd. Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan) and Proposal No. 8 (Advisory resolution to approve the compensation of Garmin’s Named Executive Officers).

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How Shareholders Vote

Shareholders, Plan Participants and Broker Customers may vote (or in the case of Plan Participants, may direct the trustee of the Garmin International, Inc. 401(k) and Pension Plan to vote) their shares as follows:

Shares of Record

Shareholders may only vote their shares if they or their proxies are present at the Annual Meeting. Shareholders may appoint Garmin (as corporate proxy) as their proxy or, if you are a registered shareholder, you may as an alternative appoint as your proxy the independent representative, Ms. Victoria Westerhaus, Attorney-at-Law, Stinson Morrison Hecker LLP, 1201 Walnut Street, Suite 2800, Kansas City, MO 64106-2150, USA to vote your shares by checking the appropriate box on the enclosed proxy card. Garmin, as corporate proxy, and the independent representative will vote all shares for which they are the proxy as specified by the shareholders on the Proxy Cards. A shareholder desiring to name as proxy someone other than Garmin or the independent representative may do so by crossing out the names of Garmin and the independent representative on the Proxy Card and inserting the full name of such other person. In that case, the shareholder must sign the Proxy Card and deliver it to the person named, and the person named must be present and vote at the Annual Meeting.

Shares owned by shareholders who have timely submitted a properly executed Proxy Card and specifically indicated their votes will be voted as indicated. Shares owned by shareholders who have timely submitted a properly executed Proxy Card and have not specifically indicated their votes (irrespective of whether a proxy has been granted to Garmin or the independent representative or neither is specified) will be voted in the manner recommended by the Board of Directors. If new proposals (other than those on the agenda for the Annual Meeting) are put forth before the Annual Meeting, Garmin and the independent representative will vote in accordance with the position of the Board of Directors. Any Proxy Card marked to grant a proxy to both Garmin and the independent representative will be counted as a proxy granted to Garmin only. Any timely submitted and properly executed Proxy Card without indication of a representative will be counted as a proxy granted to Garmin.

We urge you to return your proxy card by the close of business, U.S. Central Time on June 3, 2013 to ensure that your proxy is timely submitted.

Proxy Holders of Deposited Shares

Institutions subject to the Swiss Federal Law on Banks and Savings Banks and professional asset managers who hold proxies for beneficial owners who did not grant proxies to Garmin or the independent representative are requested to inform Garmin of the number and par value of the registered shares they represent as soon as possible, but no later than 9:30 a.m., U.S. Central Time on June 7, 2013 at the admission table for the Annual Meeting.

Shares Held Under the 401(k) Plan

On the voting instructions card, Plan Participants may instruct the trustee of our 401(k) Plan how to vote the shares allocated to their respective participant accounts. The trustee will vote all allocated shares accordingly. Shares for which inadequate or no voting instructions are received generally will be voted by the trustee in the same proportion as those shares for which instructions were actually received from Plan Participants. The trustee of our 401(k) Plan may vote shares allocated to the accounts of the 401(k) Plan participants either in person or through a proxy.

Shares Held Through a Broker or Other Nominee

Each broker or nominee must solicit from the Broker Customers directions on how to vote the shares, and the broker or nominee must then vote such shares in accordance with such directions. Brokers or nominees are to forward the Notice to the Broker Customers, at the reasonable expense of Garmin if the broker or nominee requests reimbursement. See “Abstentions and Broker Non-Votes”.

Revoking Proxy Authorizations or Instructions

Until the polls close (or in the case of Plan Participants, until the trustee of the 401(k) Plan votes), votes of Record Holders and voting instructions of Plan Participants may be recast with a later-dated, properly executed and delivered Proxy Card or, in the case of Plan Participants, a voting instruction card. Otherwise, shareholders may not revoke a vote, unless: (a) in the case of a Record Holder, the Record Holder either (i) attends the Annual Meeting and casts a ballot at the meeting or (ii) delivers a written revocation to the Corporate Secretary of Garmin at any time before the Chairman of the Annual Meeting closes the polls; (b) in the case of a Plan Participant, the revocation procedures of the trustee of the 401(k) Plan are followed; or (c) in the case of a Broker Customer, the revocation procedures of the broker or nominee are followed.

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Attendance and Voting in Person at the Annual Meeting

Attendance at the Annual Meeting is limited to Record Holders or their properly appointed proxies, beneficial owners of shares having evidence of such ownership, and guests of Garmin. Plan Participants and Broker Customers, absent special direction to Garmin from the respective 401(k) Plan trustee, broker or nominee, may only vote by instructing the trustee, broker or nominee and may not cast a ballot at the Annual Meeting. Record Holders may vote by casting a ballot at the Annual Meeting.

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 11, 2013, Garmin had outstanding 196,195,150 shares (excluding shares held directly or indirectly in treasury). The following table contains information as of April 11, 2013 concerning the beneficial ownership of shares by: (i) beneficial owners of shares who have publicly filed a report acknowledging ownership of more than 5% of the number of outstanding shares; (ii) the directors and the executive officers who are named in the Summary Compensation Table; and (iii) all of the directors and the named executive officers as a group. Beneficial ownership generally means either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, to Garmin’s knowledge, the holders listed below have sole voting and dispositive power. No officer or director of Garmin owns any equity securities of any subsidiary of Garmin.

Name and Address	Shares	(1)	Percent of Class (2)
Danny J. Bartel Vice President, Worldwide Sales of Garmin International, Inc.	155,960	(3)	*
Gene M. Betts Director	15,293	(4)	*
Gary L. Burrell(5) Shareholder	28,475,000	(6)	14.51%
Capital Research Global Investors Shareholder	11,470,372	(7)	5.85%
Donald H. Eller, Ph.D Director	533,052	(8)	*
Andrew R. Etkind Vice President, General Counsel and Corporate Secretary	111,810	(9)	*
Min H. Kao, Ph.D(10) Director and Executive Chairman	33,734,756	(11)	17.19%
Ruey-Jeng Kao(12) Shareholder	10,377,962	(13)	5.29%
Charles W. Peffer Director	31,405	(14)	*
Clifton A. Pemble Director, President and CEO	221,435	(15)	*
Thomas P. Poberezny Director	8,533	(16)	*
Kevin Rauckman Chief Financial Officer and Treasurer	147,952	(17)	*
Directors and Named Executive Officers as a Group (9 persons)	34,959,484	(18)	17.82%

*

Less than 1% of the outstanding shares

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options held by that person that are currently exercisable as of April 11, 2013 or within 60 days of such date are deemed outstanding. The holders may disclaim beneficial ownership of any such shares that are owned by or with family members, trusts or other entities. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to Garmin’s knowledge, each shareholder named in the table has sole voting power and dispositive power with respect to the shares set forth opposite such shareholder’s name.

(2)

The percentage is based upon the number of shares outstanding as of April 11, 2013 (excluding shares held directly or indirectly in treasury) and computed as described in footnote (1) above.

(3)

Mr. Bartel’s beneficial ownership includes 98,500 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 11, 2013. In addition to the 155,960 shares, 1,400 shares are held in an account on which Mr. Bartel’s spouse has signing authority, over which Mr. Bartel does not have any voting or dispositive power. Mr. Bartel disclaims beneficial ownership of the 1,400 shares held in the account on which his spouse has signing authority.

(4)

Mr. Betts’ beneficial ownership includes 9,140 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 11, 2013 and 4,403 shares that will be released to him within 60 days of April 11, 2013 upon vesting of restricted stock units awards.

(5)

Mr. Burrell’s address is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062.

(6)

The 28,475,000 shares are held by a revocable trust established by Mr. Burrell, over which shares Mr. Burrell shares voting and dispositive power with his son, Jonathan Burrell, who is Mr. Burrell’s attorney-in-fact. In addition to these 28,475,000 shares, 863,570 shares are held by a revocable trust established by Mr. Burrell’s wife, over which shares Mr. Burrell does not have any voting or dispositive power. Mr. Burrell disclaims beneficial ownership of these 863,570 shares owned by his wife’s revocable trust.

(7)

The information is based on Amendment No. 3 dated February 28, 2013 to a Schedule 13G filed by Capital Research Global Investors. According to the Schedule 13G, Capital Research Global Investors’ address is 333 South Hope Street, Los Angeles, California 90071.

(8)

Dr. Eller’s beneficial ownership includes 30,500 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 11, 2013 and 1,802 shares that will be released to him within 60 days of April 11, 2013 upon vesting of restricted stock units awards.

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(9)

Mr. Etkind’s beneficial ownership includes 85,000 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 11, 2013 and 86 shares that were purchased for Mr. Etkind’s account in December 2012 as a participant in Garmin’s Employee Stock Purchase Plan.

(10)

Dr. Kao’s address is c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062.

(11)

Of the 33,734,756 shares, (i) 9,291,188 shares are held by the Min-Hwan Kao Revocable Trust 9/28/95, over which Dr. Kao has sole voting and dispositive power, and (ii) 24,443,568 shares are held by revocable trusts established by Dr. Kao’s children over which Dr. Kao has shared voting and dispositive power. In addition to the 33,734,756 shares, 5,207,824 shares are held by a revocable trust established by Dr. Kao’s wife, over which Dr. Kao does not have any voting or dispositive power. Dr. Kao disclaims beneficial ownership of the 5,207,824 shares held by the revocable trust established by his wife.

(12)

Mr. Kao’s address is c/o Fortune Land Law Offices, 8th Floor, 132, Hsinyi Road, Section 3, Taipei, Taiwan.

(13)

The 10,377,962 shares are held by Karuna Resources Ltd. Mr. Kao owns 100% of the voting power of Karuna Resources Ltd. The information is based on Amendment No. 8 dated January 15, 2013 to a Schedule 13G dated February 9, 2001. Mr. Kao is the brother of Dr. Min Kao.

(14)

Mr. Peffer’s beneficial ownership includes 22,315 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 11, 2013 and 1,802 shares that will be released to him within 60 days of April 11, 2013 upon vesting of restricted stock units awards.

(15)

Mr. Pemble’s beneficial ownership includes 186,644 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 11, 2013, 272 shares that were purchased for Mr. Pemble’s account in December 2012 as a participant in Garmin’s Employee Stock Purchase Plan and 911 shares in a dividend reinvestment plan.

(16)

Mr. Poberezny’s beneficial ownership includes 5,981 shares that may be acquired through options that are currently exercisable or will become exercisable within 60 days of April 11, 2013 and 1,802 shares that will be released to him within 60 days of April 11, 2013 upon vesting of restricted stock units awards.

(17)

Mr. Rauckman’s beneficial ownership includes 129,822 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 11, 2013 and 177 shares that were purchased for Mr. Rauckman’s account in December 2012 as a participant in Garmin’s Employee Stock Purchase Plan. Of the 147,952 shares, 300 shares are held by revocable trusts established by Mr. Rauckman’s children over which Mr. Rauckman has shared voting and dispositive power. In addition to the 147,952 shares, 2,850 shares are held by a revocable trust established by Mr. Rauckman’s wife, over which Mr. Rauckman does not have any voting or dispositive power. Mr. Rauckman disclaims beneficial ownership of the 2,850 shares owned by the revocable trust established by his wife.

(18)

The number includes 567,902 shares that may be acquired through stock options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of April 11, 2013, and 9,809 shares that will be released upon vesting of restricted stock unit awards within 60 days of April 11, 2013. Individuals in the group have disclaimed beneficial ownership as to a total of 6,075,644 of the shares listed.

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PROPOSAL ONE  Approval of Garmin’s 2012 Annual Report, including the consolidated financial statements of Garmin for the fiscal year ended December 29, 2012 and the statutory financial statements of Garmin for the fiscal year ended December 29, 2012

The consolidated financial statements of Garmin for the fiscal year ended December 29, 2012 and the Swiss statutory financial statements of Garmin for the fiscal year ended December 29, 2012 are contained in the 2012 Annual Report of Garmin on Form 10-K which was mailed to all registered shareholders with this proxy statement. A copy of this Annual Report on Form 10-K is available in the Investor Relations section of Garmin’s website at www.garmin.com. The 2012 Annual Report on Form 10-K also contains the reports of Ernst & Young Ltd., Garmin’s auditors pursuant to the Swiss Code of Obligations, and information on our business activities and financial situation.

Under Swiss law, the 2012 Annual Report on Form 10-K and the consolidated financial statements and Swiss statutory financial statements must be submitted to shareholders for approval at each annual general meeting.

Ernst & Young Ltd., as Garmin’s statutory auditor, has issued a recommendation to the Annual Meeting that the statutory financial statements of Garmin for the fiscal year ended December 29, 2012 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd. has expressed its opinion that such statutory financial statements and the proposed appropriation of available earnings comply with Swiss law and Garmin’s Articles of Association.

Ernst & Young Ltd. has also issued a recommendation to the Annual Meeting that the consolidated financial statements of Garmin for the fiscal year ended December 29, 2012 be approved. As Garmin’s statutory auditor, Ernst & Young Ltd. has expressed its opinion that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Garmin, the consolidated results of operations and cash flows in accordance with accounting principles generally accepted in the United States (US GAAP) and comply with Swiss law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE 2012 ANNUAL REPORT, THE CONSOLIDATED FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 29, 2012 AND THE STATUTORY FINANCIAL STATEMENTS OF GARMIN FOR THE FISCAL YEAR ENDED DECEMBER 29, 2012.

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PROPOSAL TWO  Appropriation of available earnings

Under Swiss law, the appropriation of available earnings as set forth in Garmin’s statutory financial statements must be submitted to shareholders for approval at each annual general meeting. The Board of Directors proposes the following appropriation of available earnings:

Proposed Appropriation of Available Earnings:
Balance brought forward from previous years	CHF	(29,598,000)
Net loss for the period (on a stand-alone unconsolidated basis):	CHF	(9,646,000)
Total net loss:	CHF	(39,244,000)
Resolution proposed by the Board of Directors: - RESOLVED, that the total loss in retained earnings of CHF 39,244,000 shall be carried forward.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROPRIATION OF AVAILABLE EARNINGS.

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PROPOSAL THREE  Payment of a cash dividend in the aggregate amount of $1.80 per outstanding share out of Garmin’s general reserve from capital contribution in four equal installments

Under Swiss law the shareholders must approve the payment of any dividend at an annual general meeting. The Board of Directors proposes to the Annual Meeting that Garmin pay a cash dividend in the amount of $1.80 per outstanding share out of Garmin’s general legal reserve from capital contribution payable in four equal installments at the dates determined by the Board of Directors in its discretion. The Board currently expects that the dividend payment and record dates will be as follows:

Dividend Date	Record Date	$ per share
June 28, 2013	June 18, 2013	$0.45
September 30, 2013	September 16, 2013	$0.45
December 31, 2013	December 16, 2013	$0.45
March 31, 2014	March 17, 2014	$0.45

The Board’s dividend proposal has been confirmed to comply with Swiss law and Garmin’s Articles of Association by Garmin’s statutory auditor, Ernst & Young Ltd, as state-supervised auditing enterprise, representatives of which will be present at the Annual Meeting.

The Board of Directors proposes the following resolutions with respect to the dividend:

General Reserve from Capital Contribution as per December 31, 2012	CHF	6,215,935,000

Resolutions proposed by the Board of Directors:

•

RESOLVED, that Garmin pay a cash dividend in the amount of $1.80 per outstanding share out of Garmin’s general legal reserve from capital contribution (in the maximum amount allocated to Dividend Reserve (as defined below)) payable in four equal installments at the dates determined by the Board of Directors in its discretion, the record date and payment date for each such installment to be announced in a press release (4) at least ten calendar days prior to the record date; and further

•

RESOLVED, that the cash dividend shall be made with respect to the outstanding share capital of Garmin on the record date for the applicable installment, which amount will exclude any shares of Garmin held by Garmin or any of its direct or indirect subsidiaries; and further

• RESOLVED, that CHF 393,506,025 (5) be allocated to dividend reserves from capital contribution (the “ Dividend Reserve ”) from general reserve from capital contribution in order to pay such dividend of US$1.80 per outstanding share with a nominal value of CHF 10.00 each (assuming a total of 208,077,418 shares (6) eligible to receive the dividend); and further	CHF	393,506,025
• RESOLVED that if the aggregate dividend payment is lower than the Dividend Reserve, the relevant difference will be allocated back to general reserve from capital contribution; and further	CHF	5,822,428,975

•

RESOLVED, that to the extent that any installment payment, when converted into Swiss francs, at a USD/CHF exchange rate prevailing at the relevant record date for the relevant installment payment, would exceed the Dividend Reserve then remaining, the U.S. dollar per share amount of that installment payment shall be reduced on a pro rata basis, provided, however, that the aggregate amount of that installment payment shall in no event exceed the then remaining Dividend Reserve

(4)

The announcements will not be published in the Swiss Official Gazette of Commerce.

(5)

Based on the currency conversion rate as at December 29, 2012, US$1.80 equals CHF 1.64 per share. With a total of 208,077,418 shares eligible for payout (based on the number of shares outstanding as at December 29, 2012), the aggregate dividend total is CHF 393,506,025. This amount will be adjusted based on the currency conversion rate in effect on June  18, 2013 and includes an additional amount of 15% to accommodate (i) unfavorable currency fluctuation and (ii) new share issuance (see fn 3 below) that may occur between the time that the dividend is approved by shareholders and when the last installment payment is made. Unused dividend reserves will be returned to the general reserve after the last installment payment.

(6)

This number is based on the outstanding share capital at December 29, 2012. The number of shares eligible for dividend payments may change due to the repurchase of shares, the sale of treasury shares or the issuance of new shares, including (without limitation) from the conditional share capital reserved for the employee profit sharing program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PAYMENT OF A CASH DIVIDEND IN THE AGGREGATE AMOUNT OF $1.80 PER OUTSTANDING SHARE OUT OF GARMIN’S GENERAL RESERVE FROM CAPITAL CONTRIBUTION IN FOUR EQUAL INSTALLMENTS.

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PROPOSAL FOUR  Discharge of the members of the Board and the executive officers from liability for the fiscal year ended December 29, 2012

In accordance with Article 698, subsection 2, item 5 of the SCO, it is customary for Swiss companies to request shareholders at the annual general meeting to discharge the members of the board of directors and executive officers from personal liability for their activities during the preceding fiscal year. This discharge is only effective with respect to facts that have been disclosed to shareholders and only binds shareholders who either voted in favor of the proposal or who subsequently acquired shares with knowledge that shareholders have approved this proposal. In addition, shareholders who vote against this proposal, abstain from voting on this proposal, do not vote on this proposal, or acquire their shares without knowledge of the approval of this proposal, may bring, as a plaintiff, any claims in a shareholder derivative suit within six months after the approval of the proposal. After the expiration of the six-month period, such shareholders will generally no longer have the right to bring, as a plaintiff, claims in shareholder derivative suits against the directors and executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DISCHARGE OF THE MEMBERS OF THE BOARD AND THE EXECUTIVE OFFICERS FROM LIABILITY FOR THE FISCAL YEAR ENDED DECEMBER 29, 2012.

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PROPOSAL FIVE  Re-election of one director and election of one new director

Garmin’s Articles of Association classify Garmin’s Board of Directors into three classes and stagger the three-year terms of each class to expire in consecutive years.

Thomas P. Poberezny has been nominated by the Board of Directors to stand for re-election as a director to hold office for a three-year term expiring at the annual general meeting in 2016.

Joseph J. Hartnett has been nominated by the Board of Directors to stand for election as a director to hold office for a three-year term expiring at the annual general meeting in 2016.

References to the length of time during which (and, in the case of persons who are employees of Garmin, the positions in which they have served) the nominees for election and the existing directors have served as directors and/or employees of Garmin in their biographies included in this section of this Proxy Statement refer to their service as directors and/or officers of both (i) Garmin Ltd., a Cayman Islands company (“Garmin Cayman”) which was the ultimate parent holding company of the Garmin group of companies until June 27, 2010 and (ii) Garmin Ltd., a Swiss company, which became the ultimate parent holding company of the Garmin group of companies on June 27, 2010 pursuant to a scheme of arrangement under Cayman Islands law that was approved by the shareholders of Garmin Cayman on May 20, 2010.

Mr. Poberezny is currently a director of Garmin, having been elected at the annual general meeting in 2010 for a term expiring on the date of this Annual Meeting. Mr. Poberezny and Mr. Hartnett have each indicated that they are willing and able to serve, or in the case of Mr. Poberezny to continue to serve, as directors if elected and have consented to being named as nominees in this Proxy Statement. If either or both of these nominees should for any reason become unavailable for election, Garmin, as corporate proxy, and the independent representative will vote for such other nominee as may be proposed by the Board of Directors.

Thomas P. Poberezny, age 66, has been a director of Garmin since May 2010. Mr. Poberezny has been Chairman Emeritus of the Experimental Aircraft Association, Inc. (“EAA”) since 2011. He was President of the EAA from 1989 to 2011, and Chairman of the Board of the EAA from 2009 to 2011. The EAA is a non-profit corporation with approximately 160,000 members. The EAA’s mission is to promote and grow general aviation while facilitating innovation. As part of its activities, the EAA organizes the annual EAA AirVenture at Oshkosh, Wisconsin, one of the world’s largest aviation events. Mr. Poberezny has been Chairman of EAA AirVenture since 1975. Mr. Poberezny holds a bachelor’s degree in Industrial Engineering from Northwestern University and also received an honorary degree from the Milwaukee School of Engineering. Mr. Poberezny is an experienced pilot and was the 1973 U.S. National Unlimited Aerobatic Champion and was a member of the 1970-1972 Aerobatic Teams that represented the United States in world competitions. Mr. Poberezny was also a pilot member of the Red Devils/Eagles Aerobatic Team from 1971 to 1995. Mr. Poberezny was a member of the board of directors of the Oshkosh branch of US Bank from 1985 to 2006.

The Board of Directors has concluded that Mr. Poberezny should be nominated for re-election as a director of Garmin because: (1) his significant experience and relationships in the field of general aviation provide the Board of Directors and Garmin with valuable experience and contacts in one of Garmin’s principal business segments; (2) his 20 years of experience as President of the EAA, an organization with approximately 200 employees, provided him with significant hands-on experience as a chief executive; (3) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Joseph J. Hartnett, age 57, served as President and Chief Executive Officer of Ingenient Technologies, Inc., a multimedia software development company headquartered in Rolling Meadows, Illinois, from April 2008 through November 2010. He joined Ingenient as Chief Operating Officer in September 2007. Mr. Hartnett left Ingenient following the sale of the company and completion of post-sale activities. Prior to Ingenient, Mr. Hartnett served as President and Chief Executive Officer of U.S. Robotics Corporation, a global Internet communications product company headquartered in Schaumburg, Illinois, from May 2001 through October 2006. He was Chief Financial Officer of U.S. Robotics from June 2000 to May 2001. Prior to U.S. Robotics, Mr. Hartnett was a partner with Grant Thornton LLP where he served for over 20 years in various leadership positions at the regional, national and international level. Mr. Hartnett is a licensed Certified Public Accountant in the State of Illinois and holds a Bachelor’s degree in Accounting from the University of Illinois at Chicago. Mr. Hartnett has been a director of Sparton Corporation (NYSE: SPA) since September 2008, and of Crossroads Systems, Inc. (NASDAQ: CRDS) since March 2011. He currently serves as a member of the audit committee of Sparton. He is a past chairman of the audit committee, past member of the compensation committee and past member of the nominating and corporate governance committee of Sparton. Mr. Hartnett currently serves as chairman of the audit committee at Crossroads and as a member of the compensation committee and of the nominating and corporate governance committee. He is also a former director of both U.S. Robotics Corporation and Ingenient Technologies, Inc.

The Board of Directors has concluded that Mr. Hartnett should be nominated as a director of Garmin because: (1) his 20 years of experience as a Certified Public Accountant with Grant Thornton LLP and his experience as the chairman of the audit committee of two other public companies gives him strong qualifications to be a member of the Audit Committee of the Board of Directors, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he has significant industry experience as a senior executive in the areas of international business, operations management, executive leadership, strategic planning and finance, as well as extensive corporate governance, executive compensation and financial experience; (3) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THESE NOMINEES.

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The Board of Directors

Information about present directors

In addition to the Board nominees who are described under Proposal Three – Election of Two Directors, the following individuals are also on Garmin’s Board, for a term ending on the date of the annual general meeting of shareholders in the year indicated.

Director Serving Until the Annual General Meeting in 2013

Gene M. Betts, age 60, has been a director of Garmin since March 2001. Mr. Betts was the Chief Financial Officer of Embarq Corporation from August 2005 to November 2009. He previously served as Senior Vice President – Finance and Treasurer of Sprint Corporation from 1998 until August 2005. Mr. Betts is a Certified Public Accountant. Prior to joining Sprint, he was a partner in Arthur Young & Co. (now Ernst & Young). Mr. Betts was a director of eight registered investment companies in the Buffalo Funds complex from 2001 through 2011. Mr. Betts’ term of office expires at the annual general meeting on June 7, 2013 and he has not been nominated for re-election. Accordingly, following the annual general meeting on June 7, 2013, Mr. Betts will no longer serve as a director of Garmin.

Directors Serving Until the Annual General Meeting in 2014

Donald H. Eller, age 70, has served as a director of Garmin since March 2001. Dr. Eller has been a private investor since January 1997. From September 1979 to November 1982 he served as the Manager of Navigation System Design for a division of Magnavox Corporation. From January 1984 to December 1996, he served as a consultant on Global Positioning Systems and other navigation technology to various U.S. military agencies and U.S. and foreign corporations. Dr. Eller holds B.S., M.S. and Ph.D. degrees in Electrical Engineering from the University of Texas. Dr. Eller has not been a member of the Board of Directors of any other entity during the last five years. Dr. Eller was last re-nominated as a director of Garmin because: (1) his significant experience in the navigation and GPS fields provides the Board of Directors with valuable experience in the technology utilized by Garmin and its potential applications; (2) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (3) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Clifton A. Pemble, age 47, has served as a director of Garmin since August 2004 and has been President and Chief Executive Officer of Garmin since January 2013. Mr. Pemble served as President and Chief Operating Officer of Garmin from October 2007 to December 2012. He has served as a director and officer of various subsidiaries of Garmin since August 2003. He has been President and Chief Executive Officer of Garmin International, Inc. since January 2013. Previously he served as Chief Operating Officer of Garmin International, Inc. from October 2007 to December 2012 and he was Vice President, Engineering of Garmin International, Inc. from 2005 to October 2007, Director of Engineering of Garmin International, Inc. from 2003 to 2005, Software Engineering Manager of Garmin International, Inc. from 1995 to 2002, and a Software Engineer with Garmin International, Inc. from 1989 to 1995. Garmin International, Inc. is a subsidiary of Garmin. Mr. Pemble holds BA degrees in Mathematics and Computer Science from MidAmerica Nazarene University. Mr. Pemble has not been a member of the Board of Directors of any entity other than Garmin and various subsidiaries of Garmin during the last five years. Mr. Pemble was last re-nominated as a director of Garmin because: (1) he has served Garmin and its various operating subsidiaries in many important roles for over 20 years; (2) he has a high level of relevant technical and business knowledge and experience; (3) he has a keen understanding of Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

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Directors Serving Until the Annual General Meeting in 2015

Min H. Kao, age 64, has served as Executive Chairman of Garmin since January 2013. Dr. Kao served as Chairman of Garmin from September 2004 to December 2012 and was previously Co-Chairman of Garmin from August 2000 to August 2004. He served as Chief Executive Officer of Garmin from August 2002 to December 2012 and previously served as Co-Chief Executive Officer from August 2000 to August 2002. Dr. Kao has served as a director and officer of various subsidiaries of Garmin since August 1990. Dr. Kao holds Ph.D. and MS degrees in Electrical Engineering from the University of Tennessee and a BS degree in Electrical Engineering from National Taiwan University. Dr. Kao has not been a member of the Board of Directors of any entity other than Garmin or various subsidiaries of Garmin during the last five years. The Board of Directors has concluded that Dr. Kao was last re-nominated as a director of Garmin because: (1) he is one of the co-founders of Garmin and its various subsidiaries; (2) he possesses 21 years of experience in Garmin’s operations and has a high level of relevant technical and business knowledge and experience; (3) he is uniquely positioned to understand and communicate Garmin’s vision and values; and (4) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Charles W. Peffer, age 65, has been a director of Garmin since August 2004. Mr. Peffer was a partner in KPMG LLP and its predecessor firms from 1979 to 2002 when he retired. He served in KPMG’s Kansas City office as Partner in Charge of Audit from 1986 to 1993 and as Managing Partner from 1993 to 2000. Mr. Peffer is a director of Sensata Technologies Holding N.V., NPC International, Inc. and also of the Commerce Funds, a family of seven mutual funds. The Board of Directors has concluded that Mr. Peffer was last re-nominated as a director of Garmin because: (1) his significant experience with KPMG and its predecessor firms gives him strong qualifications to be a member of the Audit Committee of the Board of Directors, and he qualifies as an “audit committee financial expert” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002; (2) he meets the requirements to be an independent director as defined in the listing standards for the NASDAQ Global Select Market; and (3) he satisfies the general criteria described below under “Nominating and Corporate Governance Committee”.

Director Independence

The Board of Directors has determined that Messrs. Betts, Eller, Peffer and Poberezny, who constitute a majority of the Board, are independent directors as defined in the listing standards for the NASDAQ Global Select Market.

Board of Directors Meetings and Standing Committee Meetings

Meetings

The Board of Directors held four meetings and took action by unanimous written consent seven times during the fiscal year ended December 29, 2012. Three executive sessions of the independent directors were held in 2012. The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee (the “Nominating Committee”). During the 2012 fiscal year, the Audit Committee held four meetings and took action by unanimous written consent once, the Compensation Committee held four meetings and took action by unanimous written consent once, and the Nominating Committee held two meetings. Each director attended at least 75% of the aggregate of: (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which such director served. It is Garmin’s policy to encourage directors to attend Garmin’s annual general meeting. All of the directors of Garmin attended the 2012 annual general meeting.

Audit Committee

Messrs. Peffer (Chairman), Betts and Poberezny serve as the members of the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on Garmin’s website at www.garmin.com. The functions of the Audit Committee include overseeing Garmin’s financial reporting processes on behalf of the Board, and appointing, and approving the fee arrangement with Ernst & Young LLP, Garmin’s independent registered public accounting firm and Ernst & Young Ltd., Garmin’s statutory auditor. The Board of Directors has determined that Mr. Betts and Mr. Peffer are “audit committee financial experts” as defined by the SEC regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that all the members of the Audit Committee are independent (as defined by the listing standards of the NASDAQ Global Stock Market).

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Compensation Committee

Messrs. Poberezny (Chairman), Betts, Eller and Peffer serve as the members of the Compensation Committee. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available on Garmin’s website at www.garmin.com. The primary responsibilities of the Compensation Committee are to (a) review, approve and oversee Garmin’s compensation programs and objectives and policies for compensation programs applicable to senior executives, (b) ensure that Garmin’s compensation programs and practices are effective in attracting, retaining and motivating highly qualified executives, (c) determine the Chief Executive Officer’s compensation level and the components and structure of his compensation package, (d) recommend to the Board the respective compensation levels of the other principal senior officers and the components and structure of their compensation packages, (e) review and approve any employment, change of control or severance agreements with the Chief Executive Officer and other principal senior officers, (f) review and approve executive compensation disclosures made in Garmin’s proxy statements, (g) recommend to the Board any changes in the amount, components and structure of compensation paid to non-employee directors, (h) serve as the Committee administering Garmin’s equity-based incentive plans, and (i) annually review with management succession plans for all principal senior officers. The Board of Directors has determined that all the members of the Compensation Committee are independent (as defined by the listing standards of the NASDAQ Global Select Stock Market). The processes and procedures for considering and determining executive compensation, including the Compensation Committee’s authority and role in the process, its delegation of authority to others, and the roles of Garmin executives and third-party executive compensation consultants in making decisions or recommendations on executive compensation, are described in “Executive Compensation Matters – Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee

Messrs. Eller (Chairman), Betts, Peffer and Poberezny serve as the members of the Nominating Committee. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee Charter is available on Garmin’s website at www.garmin.com. The primary responsibilities of the Nominating Committee are to (a) evaluate the composition, size, role and functions of the Board and its committees to oversee the business of Garmin, (b) determine director selection criteria, (c) recommend and evaluate nominees for election to the Board, (d) advise the Board on committee appointments and removals, (e) evaluate the financial literacy of the Audit Committee members, (f) evaluate the independence of director nominees and Board members under applicable laws, regulations and stock exchange listing standards, (g) create and implement a process for the Board to annually evaluate its performance, and (h) recommend to the Board Corporate Governance Guidelines and review such Guidelines periodically. The Board of Directors has determined that all the members of the Nominating Committee are independent (as defined by the listing standards of the NASDAQ Global Select Stock Market).

In selecting candidates for nomination at the annual meeting of Garmin’s shareholders, the Nominating Committee begins by determining whether the incumbent directors whose terms expire at the meeting desire and are qualified to continue their service on the Board. The Nominating Committee is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Board the familiarity and insight into Garmin’s affairs that its directors have accumulated during their tenure, while contributing to their work as a collective body. Accordingly, it is the policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, whom the Nominating Committee believes will continue to make a valuable contribution to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board. If there are Board vacancies and the Nominating Committee does not re-nominate a qualified incumbent, the Nominating Committee will consider and evaluate director candidates recommended by the Board, members of the Nominating Committee, management and any shareholder owning one percent or more of Garmin’s outstanding shares.

The Nominating Committee will use the same criteria to evaluate all director candidates, whether recommended by the Board, members of the Nominating Committee, management or a one percent shareholder. A shareholder owning one percent or more of Garmin’s outstanding shares may recommend director candidates for consideration by the Nominating Committee by writing to the Company Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The recommendation must contain the proposed candidate’s name, address, biographical data, a description of the proposed candidate’s business experience, a description of the proposed candidate’s qualifications for consideration as a director, a representation that the nominating shareholder is a beneficial or record owner of one percent or more of Garmin’s outstanding shares (based on the number of outstanding shares reported on the cover page of Garmin’s most recently filed Annual Report on Form 10-K) and a statement of the number of Garmin shares owned by such shareholder. The recommendation must also be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director of Garmin if nominated and elected. A shareholder may not recommend him or herself as a director candidate.

The Nominating Committee requires that a majority of Garmin’s directors be independent and that any independent director candidate meet the definition of an independent director under the listing standards of the NASDAQ Global Select Stock Market. The Nominating Committee also requires that at least one independent director qualify as an audit committee financial expert. The Nominating Committee also requires that an independent director candidate should have either (a) at least ten years experience at a policy-making level or other level with significant decision-making responsibility in an organization or institution or (b) a high level of technical knowledge or business experience relevant to the Garmin’s technology or industry. In addition, the Nominating Committee requires that an independent director candidate have such financial expertise, character, integrity, ethical standards, interpersonal skills and time to devote to Board matters as would reasonably be considered to be appropriate in order for the director to carry out his or her duties as a director.

In evaluating a director candidate (including the nomination of an incumbent director), the Nominating Committee considers, among other things, whether the candidate meets the Nominating Committee’s requirements for independent director candidates, if applicable. The Nominating Committee also considers a director candidate’s skills and experience in the context of the perceived needs of the Board at the time of consideration, and whether a diversity of skills and experience would be beneficial at the time. Additionally, in recommending an incumbent director for re-election, the Nominating Committee considers the nominee’s prior service to Garmin’s Board and continued commitment to service on the Board. Garmin does not have a formal policy regarding diversity among director candidates.

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Board Leadership Structure and Role in Risk Oversight

Prior to January 1, 2013, Min H. Kao was both Chairman of the Board and Chief Executive Officer, On January 1, 2013, Dr. Kao became Executive Chairman of the Board, and Clifton A. Pemble became President and Chief Executive Officer, thereby causing the positions of Chairman of the Board and Chief Executive Officer to be split between Dr. Kao and Mr. Pemble. The Board of Directors believes this Board leadership structure is appropriate and desirable. Mr. Pemble has been at Garmin since 1989 and held a number of leadership positions prior to becoming Chief Executive Officer on January 1, 2013, including President and Chief Operating Officer. Dr. Kao’s continued contribution as Executive Chairman adds significant value because he is a co-founder of Garmin, which gives him a unique perspective of the company’s history, vision and values. In addition, because of his significant ownership of Garmin shares, Dr. Kao’s interests are aligned with those of Garmin’s shareholders.

Garmin does not have a lead independent director. Instead, all of the independent directors play an active role on the Board of Directors. The independent directors make up a majority of Garmin’s Board of Directors, and a majority of the independent directors are or have been leaders in industry with a history of exercising critical thought and sound judgment.

The entire Board of Directors performs the risk oversight role. Garmin’s Chief Executive Officer is a member of the Board of Directors, and Garmin’s Chief Financial Officer and its General Counsel regularly attend Board meetings, which helps facilitate discussions regarding risk between the Board of Directors and Garmin’s senior management, as well as the exchange of risk-related information or concerns between the Board of Directors and the senior management. Further, the independent directors meet in executive session at the majority of the regularly scheduled Board meetings to voice their observations or concerns and to shape the agendas for future Board meetings.

The Board of Directors believes that, with these practices, each director has an equal stake in the Board’s actions and oversight role and equal accountability to Garmin and its shareholders.

Compensation and Risk

Garmin regularly assesses risks related to compensation programs, including our executive compensation programs. Garmin does not believe that there are any risks arising from Garmin’s compensation policies and practices that are reasonably likely to have a material adverse effect on Garmin.

Shareholder Communications with Directors

The Board of Directors has established a process to receive communications from shareholders. Shareholders may communicate with the Board or with any individual director of Garmin by writing to the Board or such individual director in care of Garmin’s Corporate Secretary, by facsimile at +41 52 630 1601 or by mail at Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. All such communications must identify the author as a shareholder, state the number of shares owned by the author and state whether the intended recipients are all members of the Board or just certain specified directors. The Company Secretary will make copies of all such communications and send them to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation; Certain Relationships

None of the members of the Compensation Committee is, or has ever been, an officer or employee of Garmin or any of its subsidiaries. During 2012, Garmin had no compensation committee interlocks of the type required to be disclosed by the rules of the SEC.

Garmin has adopted a written policy for the review by the Audit Committee of transactions in which Garmin is a participant and any related person will have a direct or indirect material interest in the transaction. This policy is generally designed to cover those related party transactions that would be required to be disclosed in a proxy statement, annual report on Form 10-K or registration statement pursuant to Item 404(a) of Regulation S-K. However, the policy is more encompassing in that the amount involved in a transaction covered by the policy must only exceed $60,000 while disclosure under Item 404(a) is required only if the amount involved exceeds $120,000. The policy defines the terms “transaction” and “related person” in the same manner as Item 404(a) of Regulation S-K.

If the nature of the timing of a related party transaction is such that it is not practical to obtain advance approval by the Audit Committee, then management may enter into it, subject to ratification by the Audit Committee. If ratification is not subsequently obtained, then management must take all reasonable efforts to cause the related person transaction to be null and void.

The Audit Committee will approve or ratify only those related party transactions that it determines in good faith are in, or are not inconsistent with, the best interests of Garmin and its shareholders. In making that determination, the Audit Committee shall consider all of the relevant facts and circumstances available to it, including the benefits to Garmin and whether the related party transaction is on terms and conditions comparable to those available in arms-length dealing with an unrelated third party that can provide comparable products or services.

The Audit Committee will also annually review ongoing related party transactions after considering all relevant facts and circumstances. The Audit Committee will then determine if those transactions should be terminated or modified based on whether it is still in the best interests, or not inconsistent with the best interests, of Garmin and its shareholders.

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Non-Management Director Compensation

Each Garmin director, who is not an officer or employee of Garmin or of a subsidiary of Garmin, is compensated for service on the Board and its committees. The annual director compensation package at Garmin is designed to attract and retain highly-qualified, independent professionals to represent Garmin’s shareholders.

Garmin’s 2012 director compensation package was comprised of cash (annual board and committee chair retainers) and grants of restricted stock unit awards.

Each director, who is not an officer or employee of Garmin or its subsidiaries (a “Non-Management Director”), was paid an annual retainer of $50,000. Each Non-Management Director, who chairs a standing committee of the Board (other than the Audit Committee), also received an annual retainer of $5,000. The Non-Management Director who chairs the Audit Committee received an annual retainer of $10,000. In addition, each Non-Management Director was paid $1,500 for each Board meeting convened in person and $500 for attending each Board meeting convened by teleconference. For each Audit Committee meeting convened in person or by teleconference, each Non-Management Director was paid $1,000. For each Compensation Committee or Nominating Committee meeting, convened on a separate day from a Board meeting, each Non-Management Director was paid $1,500 for each committee meeting convened in person and $500 for attending each meeting convened by teleconference. Directors are also reimbursed for reasonable travel expenses for attending Board and Committee meetings.

The Non-Management Directors may also be granted awards, including among others, pursuant to the 2011 Non-Employee Directors’ Equity Incentive Plan, as determined by the Compensation Committee (as defined in such plan).

Garmin does not have formal stock ownership guidelines for its directors.

Under Taiwan banking practice, the chairman of a company is generally required to personally guarantee the company’s loans and mortgages. During 2012, Dr. Kao, as chairman of Garmin Corporation, a Taiwan subsidiary of Garmin, received compensation from Garmin Corporation in the amount of $56,506 for his personal guarantee of Garmin Corporation’s obligations.

2012 Non-Management Director Compensation

The following table shows the compensation paid to our Non-Management Directors in 2012:

2012 NON-MANAGEMENT DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	SAR/Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gene Betts	$63,000	$100,006.40	$-	$-	$-	$-	$163,006
Donald Eller	$68,000	$100,006.40	$-	$-	$-	$-	$168,006
Charles Peffer	$73,000	$100,006.40	$-	$-	$-	$-	$173,006
Thomas Poberezny	$68,000	$100,006.40	$-	$-	$-	$-	$168,006

(1)

This column shows the grant date fair value of stock awards granted in 2012 to each of the non-management directors. As of December 29, 2012, Messrs. Betts, Eller, Peffer and Poberezny, respectively, owned 9,140, 30,500, 22,315 and 5,981 outstanding stock options and each owned 4,403 outstanding stock awards.

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PROPOSAL SIX  Amendment to the Garmin Ltd. 2005 Equity Incentive Plan to increase the number of shares authorized for issuance under the Plan

Garmin’s 2005 Equity Incentive Plan, which was originally approved by Garmin’s shareholders on June 3, 2005 and amended and restated on June 5, 2009 and again on June 27, 2010, provides for grants of non-qualified stock options; incentive stock options; restricted shares, bonus shares, restricted stock units, stock appreciation rights, performance units and performance shares. Employees of Garmin or any majority owned subsidiary are eligible for awards. The Compensation Committee selects the grantees and determines the types and terms of the awards granted. Generally, the per share exercise price of an option and the per share strike price of a stock appreciation right must be at least the fair market value of a common share as of the grant date. The Plan provides that, unless otherwise specified in the individual award agreement, vesting of outstanding awards will be accelerated if, within one year after a change in control of Garmin, Garmin terminates the grantee’s employment (other than for death, disability or cause) or the grantee terminates the employment because of a diminution in compensation or status or a required move of 50 miles.

Garmin believes that equity compensation aligns the interests of management and employees with the interests of other shareholders. Garmin currently provides for equity incentive compensation through the 2005 Equity Incentive Plan. As of April 11, 2013, 646,099 shares remained available for issuance under the 2005 Equity Incentive Plan. Awards under the plan relating to a total of 557,049 Garmin shares were granted to employees in 2012. An amendment to the 2005 Equity Incentive Plan is being proposed for shareholder approval to amend article 4.1(a) of the plan to increase the total number of shares authorized for issuance under the plan from 10,000,000 to 13,000,000 and to increase the maximum number of shares that may be delivered as restricted shares or pursuant to performance units or restricted stock units from 3,000,000 to 6,000,000 so that Garmin can continue to grant equity compensation to employees. The Board has approved the above discussed proposed amendment subject to shareholder approval. The amendment will not be effective unless and until we obtain shareholder approval. If our shareholders approve the amendment, the amendment will be effective as of June 7, 2013.

The proposed amendments to article 4.1(a) of the plan are shown below.

Current version	New version

Number of Shares Available.

(a) Plan Limit. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is ten million (10,000,000) Shares. The maximum number of Shares that may be delivered pursuant to the exercise of Options (including incentive stock options under Code Section 422) or SARs is ten million (10,000,000) Shares. The maximum number of Shares that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units is three million (3,000,000) Shares. The maximum number of Bonus Shares that may be awarded is one million (1,000,000) Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

Number of Shares Available.

(a) Plan Limit. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is thirteen million (13,000,000) Shares. The maximum number of Shares that may be delivered pursuant to the exercise of Options (including incentive stock options under Code Section 422) or SARs is ten million (10,000,000) Shares. The maximum number of Shares that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units is six million (6,000,000) Shares. The maximum number of Bonus Shares that may be awarded is one million (1,000,000) Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

The following general description of material features of the 2005 Equity Incentive Plan, is qualified in its entirety by reference to the provisions of the 2005 Equity Incentive Plan, as proposed to be amended, set forth in Schedule 1.

General

The 2005 Equity Incentive Plan provides for grants of non-qualified stock options; incentive stock options; restricted shares, restricted stock units, bonus shares, stock appreciation rights, performance units and performance shares. The objectives of the plan are to strengthen our employees’ commitment to the success of Garmin, to stimulate our employees’ efforts on behalf of Garmin and to help Garmin attract new employees and retain existing employees.

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Eligibility and Limits on Awards

Any employee, including officers, of Garmin or any majority owned subsidiary is eligible to receive awards under the 2005 Equity Incentive Plan. As of April 11, 2013, there were 7 executive officers and approximately 4,150 employees other than executive officers who are eligible to receive awards under the plan. No determination has been made as to which of Garmin’s employees will receive grants under the 2005 Equity Compensation Plan, and, therefore the benefits to be allocated to any individual or to any group of employees are not presently determinable.

The 2005 Equity Incentive Plan places limits on the maximum amount of awards that may be granted to any employee in any five (5) year period. Under the 2005 Equity Incentive Plan, no employee may receive awards of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus shares, performance units or performance shares that cover in the aggregate more than two million (2,000,000) shares in any five (5) year period.

Administration

The 2005 Equity Incentive Plan will be administered by the Board of Directors or the Compensation Committee of the Board of Directors (the “Committee”). The Board or Committee will select the eligible employees to whom awards will be granted and will set the terms of such awards, including any performance goals applicable to annual and long-term incentive awards. The Board or Committee may delegate its authority under the 2005 Equity Incentive Plan to officers of Garmin, subject to guidelines prescribed by the Board or Committee, but only with respect to employees who are not subject to Section 16 of the Exchange Act or whose compensation may not be deductible pursuant to Section 162(m) of the Internal Revenue Code.

Shares Reserved for Awards

As proposed to be amended, the 2005 Equity Incentive Plan provides for up to 13,000,000 shares to be used for awards. This represents approximately 6.62% of the shares outstanding as of the Record Date (excluding shares held directly or indirectly in treasury). To the extent that any award under the 2005 Equity Incentive Plan is exercised, cashed out, terminates, expires or is forfeited without payment being made in the form of our shares, the shares subject to such award that were not so paid will again be available for issuance under the 2005 Equity Incentive Plan. However, any shares withheld for the purpose of satisfying any tax withholding obligation will be counted against the authorized limit and not be available for issuance. If a stock appreciation right award or a similar award based on the spread value of our shares is exercised, only the number of our shares issued, if any, will be considered delivered for the purpose of determining availability of shares for delivery under the 2005 Equity Incentive Plan. Unless otherwise determined by the Committee, stock options may be exercised by payment in cash, by tendering shares to us in full or partial payment of the exercise price, or by a “net exercise” arrangement under which the number of shares to be delivered upon exercise will be reduced by the largest number of whole shares that has a fair market value that does not exceed the aggregate exercise price.

The number of our shares authorized for awards is subject to adjustment for changes in capitalization, reorganizations, mergers, stock splits, and other corporate transactions as the Board or the Committee determines to require an equitable adjustment. The 2005 Equity Incentive Plan will remain in effect until all the shares available have been used to pay awards, subject to the right of the Board to amend or terminate the 2005 Equity Incentive Plan at any time.

General Terms of Awards

The Board or the Committee will select the grantees and set the term of each award, which may not be more than ten years. The Board or the Committee has the power to determine the terms of the awards granted, including the number of shares subject to each award, and, if applicable the form of consideration payable upon exercise, the period in which the award may be exercised after termination of employment, and all other matters. The exercise price of an option and the strike price of a stock appreciation right must be at least the fair market value of a share as of the grant date, unless the award is replacing an award granted by an entity that is acquired by Garmin Ltd. or a subsidiary.

The Board or the Committee will also set the vesting or payment conditions of the award, except that, unless otherwise provided in an award agreement, vesting or payment will be accelerated if, within one year after a change of control of Garmin, Garmin terminates the grantee’s employment (other than for death, disability or cause) or the grantee terminates employment for a “good reason” (i.e., because of a diminution in compensation or status or a required move of over 50 miles).

Awards granted under the 2005 Equity Incentive Plan are not generally transferable by the grantee except in the event of the employee’s death or unless otherwise required by law or provided in an award agreement. An award agreement may provide for the transfer of an award in limited circumstances to certain members of the grantee’s family or a trust or trusts established for the benefit of such a family member. Any such transfer, if permitted under the award agreement, cannot be for consideration, other than nominal consideration. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Board or the Committee. The number and type of awards that will be granted under the 2005 Equity Incentive Plan is not determinable as the Board or the Committee will make these determinations in its sole discretion.

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Performance Awards and Performance Criteria

Any award (including Performance Unit and Performance Share awards) may be granted under the 2005 Equity Incentive Plan with performance-based payment, vesting or exercise conditions. Awards that are performance-based (whether or not intended to constitute “qualified performance-based compensation” (see discussion below under the heading Federal Income Tax Consequences)) will be based on satisfaction of an expanded list of business criteria set forth below. The specific performance goals for performance awards will be, on an absolute or relative basis, established based on one or more of the following business criteria for Garmin on a segregated or consolidated basis or for one or more of Garmin’s subsidiaries, segments, divisions, or business units, as selected by the Committee:

(i)

Earnings (either in the aggregate or on a per-share basis);

(ii)

Operating profit (either in the aggregate or on a per-share basis);

(iii)

Operating income (either in the aggregate or on a per-share basis);

(iv)

Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-share basis);

(v)

Net income or loss (either in the aggregate or on a per-share basis);

(vi)

Ratio of debt to debt plus equity;

(vii)

Net borrowing;

(viii)

Credit quality or debt ratings;

(ix)

Inventory levels, inventory turn or shrinkage;

(x)

Cash flow provided by operations (either in the aggregate or on a per-share basis);

(xi)

Free cash flow (either in the aggregate or on a per-share basis);

(xii)

Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;

(xiii)

Operating and maintenance cost management and employee productivity;

(xiv)

Gross margin;

(xv)

Return measures (including return on assets, equity, or sales);

(xvi)

Productivity increases;

(xvii)

Share price (including attainment of a specified per-share price during the relevant performance period; growth measures and total shareholder return or attainment by the shares of a specified price for a specified period of time);

(xviii)

Where applicable, growth or rate of growth of any of the above business criteria;

(xix)

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xx)

Achievement of business or operational goals such as market share and/or business development; and/or

(xxi)

Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions.

The applicable business criteria may be applied on a pre- or post-tax basis; and provided further that the Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Committee, the business criteria may include, without limitation, GAAP and non-GAAP financial measures.

Restricted Shares and Bonus Shares

Restricted shares may also be awarded. The restricted shares will vest and become transferable upon the satisfaction of conditions set forth in the respective restricted share award agreement. Restricted share awards may be forfeited if, for example, the recipient’s employment terminates before the award vests. Restricted shares are subject to a minimum two-year vesting schedule. The Board or Committee may also grant shares to participants from time-to-time as a bonus, which will be issued without restrictions.

Stock Options

The 2005 Equity Incentive Plan permits the granting to eligible employees of incentive stock options, which qualify for special tax treatment, and nonqualified stock options. The exercise price for any stock option will not be less than the fair market value of a share on the date of grant. No incentive stock option may be exercised more than ten years after the date of grant.

Stock Appreciation Rights

Stock Appreciation Rights (“SARs”) may be granted either singly (freestanding SARs) or in combination with underlying stock options (“tandem SARs”). SARs entitle the holder upon exercise to receive an amount in shares equal in value to the excess of the fair market value of the shares covered by such right over the grant price. The grant price for SARs will not be less than the fair market value of a share on the SAR’s date of grant. The payment upon a SAR exercise shall be solely in whole shares of equivalent value. Fractional shares will be rounded down to the nearest whole share with no cash consideration paid.

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Restricted Stock Units

Restricted Stock Units (“RSUs”) may be granted to eligible employees, subject to the terms and restrictions that the Board or the Committee may impose. The restrictions may be based on the passage of time, the achievement of specific performance goals, the passage of time following the achievement of specific performance goals, the occurrence of a specified event, or may be imposed by the applicable securities laws. RSUs are subject to a minimum two-year vesting schedule. RSUs entitle the holder to receive an amount of shares equal to the number of shares underlying the RSUs on the date that any restrictions applicable to an award of RSUs have lapsed.

Change of Control Provisions

The 2005 Equity Incentive Plan provides that, unless otherwise provided in an award agreement, if, within the one-year period beginning on the date of a Change of Control (as defined in the 2005 Equity Incentive Plan), an employee separates from service with Garmin or a majority owned subsidiary due to Garmin terminating the employee’s employment other than for cause or the employee resigning because of a diminution in compensation or status or a required move of over 50 miles, then, all stock options and SARs will become fully vested and immediately exercisable, the restrictions applicable to outstanding restricted stock, restricted stock units and other stock-based awards will lapse, and, unless otherwise determined by the Board or Committee, all deferred shares will be settled, and outstanding performance awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle.

In connection with a Change of Control, separation, spin-off, sale of a material portion of our assets or a “going-private” transaction, the Board or the Committee, or the board of directors of any corporation assuming our obligations, has the power to prescribe and amend the terms and conditions for the exercise, or modification of any outstanding awards in the manner as agreed to by the Board in the definitive agreement relating to the transaction. The Board or Committee may also make certain adjustments and substitutions in connection with a Change of Control or similar transactions or events as described under “Shares Reserved for Awards.”

Plan Participation Table

The table below shows, as to our Named Executive Officers (as defined elsewhere in this Proxy Statement) and the other individuals and groups indicated, the number of options, SARs, RSUs and performance shares granted under the 2005 Equity Incentive Plan since the inception of the plan.

PLAN BENEFITS 2005 EQUITY INCENTIVE PLAN GRANTS SINCE INCEPTION

Name and Position	Number of Options	Number of SARs	Number of RSUs	Number of Performance Shares
Min H. Kao, Executive Chairman	0	0	0	0
Clifton A. Pemble, President and Chief Executive Officer	73,480	137,000	58,951	16,667
Kevin S. Rauckman, Chief Financial Officer and Treasurer	30,085	97,000	38,832	10,000
Andrew R. Etkind, Vice President, General Counsel and Secretary	0	97,000	38,832	10,000
Danny J. Bartel, Vice President of Worldwide Sales	0	73,500	30,222	8,333
All Executive Officers as a Group	103,565	404,500	166,837	45,000
All Non-Executive Directors as a Group	0	0	0	0
All Non-Executive Officer Employees as a Group	0	7,128,500	2,749,669	5,000

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U.S. Federal Income Tax Consequences

Based on current provisions of the Internal Revenue Code and the existing regulations thereunder, the anticipated U.S. federal income tax consequences of stock options; SARs and RSUs granted under the 2005 Equity Incentive Plan are as described below. The following discussion is not intended to be a complete discussion of applicable law and is based on the U.S. federal income tax laws as in effect on the date hereof:

Non-Qualified Stock Options

An employee receiving a non-qualified option does not recognize taxable income on the date of grant of the non-qualified option, provided that the non-qualified option does not have a readily ascertainable fair market value at the time it is granted. In general, the employee must recognize ordinary income at the time of exercise of the non-qualified option in the amount of the difference between the fair market value of the shares on the date of exercise and the option price. The ordinary income recognized will constitute compensation for which tax withholding generally will be required. The amount of ordinary income recognized by an employee will be deductible by Garmin in the year that the employee recognizes the income if Garmin complies with the applicable withholding requirement.

Shares acquired upon the exercise of a non-qualified option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized, and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the employee will recognize long-term capital gain or loss if the employee has held the shares for more than one year prior to disposition, or short-term capital gain or loss if the employee has held the shares for one year or less.

If an employee pays the exercise price, in whole or in part, with previously acquired shares, the employee will recognize ordinary income in the amount by which the fair market value of the shares received exceeds the exercise price. The employee will not recognize gain or loss upon delivering the previously acquired shares to Garmin. Shares received by an employee, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. Shares received by the employee in excess of the number of such previously acquired shares will have a basis equal to the fair market value of the additional shares as of the date ordinary income is recognized. The holding period for the additional shares received will commence as of the date of exercise or such other relevant date.

Incentive Stock Options

Incentive Stock Options (“ISOs”) are defined by Section 422 of the Internal Revenue Code. An employee who is granted an ISO does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of an ISO, the difference between the fair market value of the shares received and the option price is, however, a tax preference item potentially subject to the alternative minimum tax.

Upon disposition of shares acquired from the exercise of an ISO, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if the employee disposes of the shares within two years of the date of grant or within one year of the date of the transfer of the shares to the employee (a “Disqualifying Disposition”), then the employee will recognize ordinary income, as opposed to capital gain, at the time of disposition. In general, the amount of ordinary income recognized will be equal to the lesser of (a) the amount of gain realized on the disposition, or (b) the difference between the fair market value of the shares received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares have been held. Garmin is not entitled to a tax deduction upon either the exercise of an ISO or the disposition of c shares acquired pursuant to the exercise of an ISO, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition. For alternative minimum taxable income purposes, on the later sale or other disposition of the shares, generally only the difference between the fair market value of the shares on the exercise date and the amount realized on the sale or disposition is includable in alternative minimum taxable income.

If an employee pays the exercise price, in whole or in part, with previously acquired shares, the exchange should not affect the ISO tax treatment of the exercise. Upon the exchange, and except as otherwise described herein, no gain or loss is recognized by the employee upon delivering previously acquired shares to Garmin as payment of the exercise price. The shares received by the employee, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee, however, will not be able to utilize the prior holding period for the purpose of satisfying the ISO statutory holding period requirements. Shares received by the employee in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the shares are transferred to the employee upon exercise of the ISO. If the exercise of any ISO is effected using shares previously acquired through the exercise of an ISO, the exchange of the previously acquired shares will be considered a disposition of the shares for the purpose of determining whether a Disqualifying Disposition has occurred.

Stock Appreciation Rights

To the extent that the requirements of the Internal Revenue Code are met, there are no immediate tax consequences to an employee when a SAR is granted. When an employee exercises the right to the appreciation in fair market value of shares represented by a SAR, payments made in shares are normally includable in the employee’s gross income for regular income tax purposes. Garmin will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the shares payable on the date of exercise.

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Restricted Shares, Restricted Stock Units and Performance Shares

Generally, no taxes are due when an award of restricted shares is made, but the award becomes taxable when it vests or becomes transferable, unless the recipient elects, under Section 83(b) of the Internal Revenue Code within 30 days of receiving the grant, to be taxed in the year the restricted stock is granted. Income tax is paid on the value of the stock at ordinary rates when the award vests or becomes transferable (or, if a Section 83(b) election is made, at the time of grant), and then at long- or short-term capital gains rates when the shares are sold. Garmin is entitled to a deduction (subject to the limitations of Section 162(m) of the Internal Revenue Code) at the time and in the amount the recipient recognizes as income.

Generally, no taxes are due when an award of restricted stock units or performance shares is made, but the award becomes taxable when it vests and the underlying shares are transferred. In addition, Garmin is entitled to a deduction at the time and in the amount the recipient recognizes income. In the case of an award of restricted stock units or performance shares, a recipient may not make a Section 83(b) election. Rules relating to the timing of payment of deferred compensation under Section 409A of the Internal Revenue Code are potentially applicable to restricted stock units or performance shares and any violation of Section 409A could trigger interest and penalties applicable to the recipient.

Deductibility of Awards

Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the compensation deductible by Garmin or a majority owned subsidiary paid to certain of its executives. The limit, however, does not apply to “qualified performance-based compensation.” The 2005 Equity Incentive Plan contains provisions authorizing the grant of stock options, SARs, restricted stock and RSUs that may constitute “performance-based compensation” awards within the meaning of Section 162(m). The Board, in its sole discretion may choose not to grant awards under the plan that are eligible to qualify as “performance-based compensation” for purposes of Section 162(m). Moreover, because of the uncertainties associated with the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, there can be no assurance any compensation intended to satisfy the requirements for deductibility under Section 162(m) of the Code will in fact be deductible.

Deferred Compensation

Any deferrals made under the 2005 Equity Incentive Plan, including awards granted under the plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participating employees. These requirements include limitations on election timing, acceleration of payments, and distributions. Garmin intends to structure any deferrals and awards under the 2005 Equity Incentive Plan to either be exempt from or meet the applicable tax law requirements.

Other Tax Consequences

State tax consequences may in some cases differ from those described above. Awards under the 2005 Equity Incentive Plan will in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in tax consequences differing from those described above.

Other Information

If the proposed amendment to article 4.1(a) of the Plan is approved by shareholders, the Amended and Restated 2005 Equity Incentive Plan will be effective June 7, 2013, and will remain in effect, subject to the right of the Board to amend or terminate the Plan (subject to certain limitations set forth in the Plan), at any time until all shares subject to it shall have been issued according to the Plan’s provisions. Any awards granted before the Plan is terminated may extend beyond the expiration date.

The Board may amend the 2005 Equity Incentive Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under applicable law, regulation, or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price of any stock option, SAR or other stock-based award to less than fair market value on the date of grant (except as discussed above under “Shares Reserved for Awards”), or (ii) adversely affect in any material way any Award previously granted under the Plan, without the written consent of the grantee of such Award.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE AMENDMENT TO THE GARMIN LTD. 2005 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN.

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PROPOSAL SEVEN  Ratification of the appointment of Ernst & Young LLP as Garmin’s Independent Registered Public Accounting Firm for the fiscal year ending December 28, 2013 and re-election of Ernst & Young Ltd. as Garmin’s statutory auditor for another one-year term

Ernst & Young LLP has acted as Garmin’s independent registered public accounting firm since 2000 and has been appointed by the Audit Committee to audit and certify Garmin’s financial statements for the fiscal year ending December 28, 2013.

Ernst & Young Ltd., Zurich, was re-elected as Garmin’s statutory auditor for 2012. Swiss law requires that our shareholders elect annually a firm as statutory auditor. The statutory auditor’s main task is to audit our consolidated financial statements and parent company financial statements that are required under Swiss law. The Audit Committee and Board propose that Ernst & Young Ltd. be re-elected as Garmin’s statutory auditor for another one-year term.

Representatives of Ernst & Young LLP and Ernst & Young Ltd. will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether to appoint Ernst & Young LLP as Garmin’s registered independent public accounting firm for the fiscal year ending December 28, 2013.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS GARMIN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM THE FISCAL YEAR ENDING DECEMBER 28, 2013 AND RE-ELECTION OF ERNST & YOUNG LTD. AS GARMIN’S STATUTORY AUDITOR FOR ANOTHER ONE-YEAR TERM.

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PROPOSAL EIGHT  Advisory vote on executive compensation

As required by Section 14A of the Securities Exchange Act of 1934, the Board of Directors proposes that shareholders be provided with an annual advisory vote on the compensation of Garmin’s Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and any related material disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis, the objectives of Garmin’s executive compensation program are to:

1.

Provide executive compensation that Garmin believes, based on its recruiting and retention experience, is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;

2.

Reward executives for individual performance and contribution;

3.

Provide incentives to executives to enhance shareholder value;

4.

Reward executives for long-term, sustained individual and Company performance; and

5.

Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population.

As an advisory vote, the shareholders’ vote on this proposal is not binding on Garmin. However, we value the opinions of Garmin shareholders and the Compensation Committee of our Board plans to review voting results on this proposal and will give consideration to such voting when making future executive compensation decisions for Garmin’s Named Executive Officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF GARMIN’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT RELATING TO THE ANNUAL GENERAL MEETING OF SHAREHOLDERS PURSUANT TO THE EXECUTIVE COMPENSATION DISCLOSURE RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION.

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AUDIT MATTERS

Report of Audit Committee

This report is submitted by the Audit Committee of the Board of Directors.

The Board of Directors pursues its responsibility for oversight of Garmin’s financial reporting process through the Audit Committee. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent and financially literate as required by the applicable listing standards of the NASDAQ. The Audit Committee operates pursuant to a charter adopted by the Board of Directors, as amended and restated on July 22, 2011, a copy of which is posted at http://www8.garmin.com/aboutGarmin/invRelations/documents/Audit_Committee_Charter.pdf. The Audit Committee and the Board of Directors annually review and assess the adequacy of the charter.

The Audit Committee meets regularly with the independent auditor, management and Garmin’s internal auditors. The independent auditor and Garmin’s internal auditors have direct access to the Audit Committee, with and without the presence of management representatives, to discuss the scope and results of their work and their comments on the adequacy of internal accounting controls and the quality of financial reporting.

In performing its oversight function, the Audit Committee reviewed and discussed Garmin’s audited consolidated financial statements for the fiscal year ended December 29, 2012 with management and with Ernst & Young LLP, the independent registered public accounting firm retained by Garmin to audit its financial statements. The Audit Committee received and reviewed management’s representation and the opinion of the independent registered public accounting firm that Garmin’s audited financial statements were prepared in accordance with United States generally accepted accounting principles. The Audit Committee also discussed with the independent registered public accounting firm during the 2012 fiscal year the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and Statement on Auditing Standards No. 90 (Audit Committee Communications) and other standards of the Public Company Accounting Oversight Board, rules of the SEC and other applicable regulations.

The Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and discussed with Ernst & Young LLP the independence of their firm. The Audit Committee considered whether the non-audit services provided by Ernst & Young LLP are compatible with their independence.

Based upon the review and discussions referenced above, the Audit Committee recommended to Garmin’s Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in Garmin’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, for filing with the SEC.

Audit Committee

Charles W. Peffer, Chairman

Gene M. Betts

Thomas P. Poberezny

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to Garmin for the fiscal year ended December 29, 2012 and the fiscal year ended December 31, 2011 by Garmin’s independent registered public accounting firm, Ernst & Young LLP (dollars listed in thousands):

	2012		2011
Audit Fees	$2,789		$2,788
Audit Related Fees	$14	(a)(b)	$94
Tax Fees	$222	(b)(c)	$175
All Other Fees	$19	(d)	$3
TOTAL:	$3,044		$3,060

(a)

Audit related fees for 2012 and 2011 comprise fees for consent needed for additional SEC filings and acquisition due diligence.

(b)

The Audit Committee has concluded that the provision of these services is compatible with maintaining the independence of Ernst & Young.

(c)

Tax fees for 2012 and 2011 are comprised entirely of tax planning services.

(d)

All other fees for 2011 are comprised of $3 for on-line subscription fees. All other fees for 2012 are comprised of $3 for on-line subscription fees, $8 for miscellaneous tax advice and $8 for audit of environmental regulations.

Pre-Approval of Services Provided by the Independent Auditor

The Audit Committee has adopted a policy that requires advance approval by the Committee of all audit, audit-related, tax services and other services performed by Ernst & Young. The policy provides for pre-approval by the Audit Committee annually of specifically defined services up to specifically defined fee levels. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before Ernst & Young is engaged to perform it. The Audit Committee has delegated to the Audit Committee Chairman authority to approve permitted services provided that the Chairman reports any such approval decisions to the Audit Committee at its next meeting. The Audit Committee pre-approved all services that Ernst & Young rendered to Garmin and its subsidiaries in 2012.

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EXECUTIVE COMPENSATION MATTERS

Compensation Committee Report

The Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based upon such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Thomas P. Poberezny (Chairman)

Gene M. Betts

Donald H. Eller

Charles W. Peffer

Compensation Discussion and Analysis

Overview

Garmin’s management and Compensation Committee consider executive compensation in light of the entire associate population in order to establish compensation practices that we believe are competitive based on our recruitment and retention experience. We also strive to establish compensation practices that are viewed as internally equitable and fair for executives, other associates, and shareholders. Executives are therefore compensated using the same elements and techniques as the broader group of associates who contribute to Garmin’s success and we do not utilize compensation practices that benefit only a small group of associates, or compensation practices that could lead to an inappropriate level of risk taking.

Garmin’s executive compensation philosophy is simple and based on direct linkage to performance and alignment with shareholder interests. Garmin’s compensation program does not include any of the following practices generally disfavored by shareholders:

•

Employment agreements;

•

Severance arrangements;

•

Cash payments in connection with a change in control of the company; or

•

Supplemental executive retirement benefits.

Executive compensation is tied to individual and company performance through use of stock compensation programs that align the interests of executives and shareholders based on the common goal of growing share value. Garmin establishes executive compensation taking into account market information obtained through recruiting, retention, and networking. Garmin uses information from its compensation consultant to brief management and the Compensation Committee on compensation trends. However, the compensation consultant does not determine the amount or form of compensation for our executives. Finally, Garmin seeks shareholder input on executive compensation matters through an annual advisory vote on executive compensation.

Garmin does not attempt to set compensation to meet specific benchmarks, such as targeting a specific percentile of a compensation component paid by one or more peer companies. Garmin sets executive compensation based on its knowledge of individualized contributions and capabilities of its personnel and the positions involved and the amount and form of compensation that Garmin believes, based on its recruitment and retention experience, is needed to attract, motivate and retain appropriate talent.

Based on management’s and the Compensation Committee’s awareness of general market data on executive and associate compensation, Garmin’s officers, other than the Named Executive Officers and some senior executives, and other associates are compensated at approximately the respective market median compensation for their position. While management and the Compensation Committee believe that the Named Executive Officers and Garmin’s senior executives are performing at a high level, in order to avoid inequities which are contrary to our culture and our principles of fairness, some of the Named Executive Officers and some senior executives are compensated below or significantly below that measure. This difference could potentially create a risk that Garmin may not be able to retain its Named Executive Officers and certain other senior executives or fill vacancies at current compensation levels although in practice Garmin has not had executive recruiting or retention issues. However, management believes any such risk is more than outweighed by the risk to Garmin’s business that may arise if the culture of trust and sense of internal pay equity were compromised by significantly increasing the compensation of Named Executive Officers and senior executives in relation to that of other officers and associates.

Dr. Kao was Garmin’s Chief Executive Officer prior to January 1, 2013 and is now the Executive Chairman. Mr. Pemble, who was Garmin’s President and Chief Operating Officer prior to January 1, 2013, became Garmin’s President and Chief Executive Officer on that date. Because Dr. Kao owns a significant amount of Garmin shares, and, therefore, already has a strong incentive to create shareholder value, he has requested that the Compensation Committee provide him only a relatively modest base salary and that he not be awarded restricted stock units, performance shares, stock options or any other form of equity compensation. As a result, there has been no practical need to assess the competitiveness of his compensation using benchmarking data.

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Objectives of the Compensation Program

The objectives of Garmin’s executive compensation program are to:

•

Provide executive compensation that Garmin believes, based on its recruiting and retention experience, is fair, reasonable and competitive in order to attract, motivate and retain a highly qualified executive team;

•

Reward executives for individual performance and contribution;

•

Provide incentives to executives to enhance shareholder value;

•

Reward executives for long-term, sustained individual and Company performance;

•

Provide executive compensation that is viewed as internally equitable by both the executives and the broader Garmin employee population; and

•

For non-management directors, provide fair, reasonable and competitive compensation to attract and retain highly qualified, independent professionals to represent Garmin shareholders.

Role of Executive Officers

Dr. Kao and Mr. Pemble discussed with the Compensation Committee compensation recommendations for each of the executives, other than their own respective compensation. In making compensation recommendations, Dr. Kao and Mr. Pemble considered each executive’s performance and other relevant factors, including the scope of each executive’s position and responsibilities, the achievement of Company goals, the current business environment and anticipated changes, executive retention and recruitment considerations, the mix of fixed compensation (e.g. base salary) versus variable compensation (e.g. short and long-term incentives), and the level of risk associated with the executives’ total direct compensation package. Dr. Kao and Mr. Pemble attended meetings of the Compensation Committee in 2011 to discuss 2012 executive compensation matters, but they are not members of the Compensation Committee and do not vote on Compensation Committee matters. Dr. Kao and Mr. Pemble were not present for certain portions of Compensation Committee meetings, such as when the Compensation Committee discussed their own respective performance and individual compensation.

Role of Compensation Consultant

The Compensation Committee engaged Towers Watson, an independent compensation consulting firm, during 2011 to assess the competitiveness of the proposed 2012 pay levels of the executive officers listed in the Summary Compensation Table of this proxy statement (the “Named Executive Officers”). Towers Watson was engaged by and reported directly to the Compensation Committee. Garmin used information from its compensation consultant to brief management and the Compensation Committee on compensation trends and to provide an assessment on the overall competitiveness of Garmin’s compensation programs. However, as noted above, the Compensation Committee does not target a specific benchmark in determining compensation levels for its Named Executive Officers, and the compensation consultant did not determine the amount or form of 2012 compensation for Garmin’s executives.

The Towers Watson report contained detailed information on base salaries for each Named Executive Officer and on annual incentive bonuses and equity incentives for each Named Executive Officer other than Dr. Kao, as well as Towers Watson’s overall findings regarding pay competitiveness. The Compensation Committee considered the information, findings and recommendations of Towers Watson, but all decisions on executive compensation matters were made solely by the Compensation Committee, after consideration of all relevant factors including each executive’s individual performance.

Towers Watson performed a competitive review and analysis of base salary and other components of Garmin’s proposed 2012 compensation, relative to three identified comparator groups and survey market data. The three comparator groups were (1) a group of companies from the NASDAQ 100 index, (2) a related industry group of companies selected on the basis that they were in similar industries to Garmin, and (3) a group of publicly traded companies located in the region surrounding the headquarters of Garmin’s principal subsidiary in Olathe, Kansas (which is a suburb of Kansas City, Missouri).

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NASDAQ 100 Group

The NASDAQ 100 Comparator Group consisted of 33 companies with 25th percentile revenues of approximately $2.084 billion. These companies were:

Adobe Systems Inc.	Life Technologies Corp.
Altera Corp	Marvell Technology Group Ltd.
Apollo Group Inc.	Maxim Integrated Products, Inc.
Autodesk, Inc.	Microchip Technology Inc.
BMC Software Inc.	Net App, Inc.
CA Technologies	Netflix, Inc.
Cerner Corporation	NVIDIA Corp.
Citrix Systems, Inc.	O’Reilly Automotive Inc.
Electronic Arts Inc.	Paychex Inc.
Expedia Inc.	SanDisk Corp.
Fastenal Company	Sigma-Aldrich Corp.
First Solar, Inc.	SIRIUS XM Radio Inc.
Fiserv, Inc.	Stericyle, Inc.
FLIR Systems, Inc.	Urban Outfitters Inc.
Joy Global, Inc.	Warner Chilcott plc
KLA-Tencor Corp.	Xilinx Inc.
LAM Research Corp.

Related Industry Group

The Related Industry Comparator Group consisted of 19 companies with 25th percentile revenues of approximately $615 million. These companies were:

Agilent Technologies Inc.	Innovative Solutions & Support Inc.
Ametek Inc.	L-3 Communications Holdings Inc.
Beckman Coulter Inc.	Lindsay Corporation
Cisco Systems, Inc.	NCR Corp.
Cobra Electronics Corp.	Regal Beloit Corporation
Eastman Kodak Co.	Sanmina-SCI Corp.
Emerson Electric Co.	Telecommunications Systems Inc.
Esterline Technologies Corp.	TeleNav, Inc.
FLIR Systems, Inc.	Trimble Navigation Limited
Harman International Industries Inc.

Kansas City Region Group

The Kansas City Region Comparator Group consisted of 13 companies with 25th percentile revenues of approximately $1.045 billion. The companies included in this comparator group were:

Cerner Corp.	H&R Block, Inc.
Commerce Bancshares, Inc.	Kansas City Southern
Compass Minerals International Inc.	Sprint Nextel Corp.
DST Systems Inc.	UMB Financial Corporation
Entertainment Properties Trust	Waddell & Reed Financial Inc.
Ferrellgas Partners LP	YRC Worldwide Inc.
Great Plains Energy Incorporated

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Benchmarking Pay

In applying the objectives of Garmin’s compensation program, the Compensation Committee used Towers Watson’s assessments as one input to ascertain fair, reasonable, equitable and competitive compensation for its Named Executive Officers.

While the Compensation Committee did not target each element of pay at any particular percentile individually, the Compensation Committee did consider the competitiveness of Garmin’s compensation program versus each peer group when assessing the competitiveness of Garmin’s base salary, target incentive levels, target total cash and target total direct compensation.

Towers Watson provided a competitive assessment of various compensation elements in which Towers Watson considers compensation to be competitive if it is within a range compared to the benchmarks of +/- 15% for Base Salary and Total Target Cash Compensation and +/- 20% for Total Direct Compensation. The following sections summarize the reports from Towers Watson.

According to the Towers Watson report, Garmin’s aggregate 2012 base salary for the Named Executive Officers (other than Dr. Kao) as a group was competitive with the 75th percentile of each of the NASDAQ 100, Related Industry and Kansas City Region comparator groups. According to the Towers Watson Report, Garmin’s 2012 target total cash compensation for the Named Executive Officers (other than Dr. Kao) as a group was competitive with the 25th percentile of the NASDAQ 100 comparator group and below the 25th percentile of the Related Industry and Kansas City Region comparator groups. Finally, Garmin’s 2012 target total direct compensation for the Named Executive Officers (other than Dr. Kao) as a group was higher than the 25th percentile of the Related Industry comparator group, competitive with the 25th percentile of the Kansas City Region comparator group, and lower than the 25th percentile of the NASDAQ 100 comparator group.

Elements of Compensation

Garmin’s executive compensation program consists of the following elements:

Current Year’s Performance: Salary and Annual Incentives

Base Salary

We believe that a competitive base compensation program is an important factor in attracting, motivating and retaining talented associates at all levels of the organization. We determine base compensation levels subjectively based on assessment of performance, applicable industry compensation data, internal equity considerations, and market information obtained through recruiting and networking. Executives are paid a base salary as compensation for the performance of their primary duties and responsibilities.

The base salary for Garmin’s Chief Executive Officer is determined annually by the Compensation Committee. The Compensation Committee’s deliberations regarding the base salary of the Chief Executive Officer are made without the Chief Executive Officer being present.

The base salary for each of the other Named Executive Officers is reviewed annually and is based upon the recommendation of Dr. Kao and Mr. Pemble and the executive’s individual duties and responsibilities, experience and overall performance and internal equity considerations. The Compensation Committee also takes into account market information obtained through recruiting and networking, as well as an analysis of the market and competitive data, including data from the compensation consultant.

As noted earlier, Dr. Kao receives a relatively modest base salary and, at his request, does not participate in stock compensation programs that are generally available to other employees.

The following table shows the base salary of each of the Named Executive Officers in 2010, 2011 and 2012:

Name	2010	2011	2012
Dr. Kao	$500,010	$500,010	$500,010
Mr. Pemble	$550,002	$550,002	$600,002
Mr. Rauckman	$435,001	$435,001	$500,001
Mr. Etkind	$435,002	$435,002	$500,002
Mr. Bartel	$380,001	$380,001	$450,001

Annual Incentive Awards

Garmin does not have a formalized annual incentive bonus program for Named Executive Officers for a number of reasons, including that management and the Compensation Committee believe that (1) the primary objective of short-term incentive compensation such as annual incentive bonuses – namely, tying executive compensation to performance – is already accomplished through the longer-term incentive compensation described below, (2) short-term incentive compensation, if not properly constructed and managed, can encourage behaviors or decisions that are inconsistent with those that typically lead to longer-term growth, (3) short-term incentive compensation is often provided to a small group of individuals, which is contrary to Garmin’s philosophy that the success of the company is determined by a broad base of contributors, and (4) short-term incentive compensation is less effective than longer-term compensation in retaining executives because it promotes retention only in the short-term outlook of the performance period.

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Bonus Awards

In 2012, Garmin’s Named Executive Officers, including the Chief Executive Officer, each received a $203 annual holiday cash bonus (or its equivalent in Swiss francs in the case of Mr. Etkind). This is the same annual holiday cash bonus that was paid to substantially all employees of Garmin’s subsidiaries.

Longer-Term Performance: Restricted Stock Units and Stock Options

Garmin’s management and Compensation Committee believe that stock ownership is the most important element in achieving the goals of Garmin’s compensation program. Stock ownership aligns the long-term interests of associates with those of shareholders, provides long-term retention incentive, and ties compensation to performance through the creation of shareholder value. While Garmin does not require a specific level of stock ownership for our associates, Garmin encourages stock ownership by offering a variety of stock compensation programs.

The form and amount of stock compensation awarded to each executive is determined by the Compensation Committee based primarily on the recommendation of Dr. Kao and Mr. Pemble (other than with regard to their own respective compensation) and the executive’s individual duties and responsibilities, experience and overall performance. The Compensation Committee also took into account for 2010, 2011 and 2012 relevant information from the compensation consultant. Factors considered by the Compensation Committee in evaluating individual performance include the executive’s performance relative to his peers within Garmin, the nature and scope of the executive’s position and responsibilities, retention considerations and the current business environment.

Restricted Stock Units

It is Garmin’s practice to grant stock in the form of full value RSUs that vest over a specified time period, which provides a long-term retention incentive, aligns the interests of associates with those of other shareholders and encourages an appropriate degree of risk-taking that is consistent with long-term growth. The total value of each RSU grant is linked to the subjective assessment by management, and approval by the Compensation Committee, of the value of individual performance of the recipient and its contribution to Garmin’s overall performance. Since individual and Company performance are the primary drivers in determining the amounts of specific awards of RSUs, we believe that time vesting alone is the appropriate structure to achieve the objectives described above. The value of RSUs increases over time only if our share price increases, which serves to encourage improved Company performance and long-term value creation, thereby benefitting all of our shareholders. While RSUs are dependent upon share price appreciation for increased value, they also offer downside risk protection because they continue to have value even if the share price declines from the price on the date of grant. RSUs have been the primary means of long term incentive compensation since the end of 2008.

The following table shows the grant date fair value of the RSUs awarded to each of the Named Executive Officers (other than Dr. Kao) in 2010, 2011 and 2012:

Name	2010 RSUs	2011 RSUs	2012 RSUs
Mr. Pemble	$302,300	$301,821	$459,375
Mr. Rauckman	$201,483	$201,214	$216,154
Mr. Etkind	$201,483	$201,214	$216,154
Mr. Bartel	$141,023	$140,887	$216,154

The value of the RSUs that were awarded to Mr. Pemble in December 2012 was higher than the values of the RSUs that were awarded to him in 2010 and 2011 because the Compensation Committee took into account that Mr. Pemble would become Garmin’s President and Chief Executive Officer on January 1, 2013 (prior to that date, as discussed above, Mr. Pemble was President and Chief Operating Officer). The value of the RSUs that were awarded to Mr. Bartel in December 2012 was higher than the values of the RSUs that were awarded to him in 2010 and 2011 in order to adjust for appropriate relative pay equity.

Stock Options

This element of longer-term incentive compensation is designed to enhance executive retention and to reward the recipients for delivering business performance and shareholder value over the long-term. Stock options only have value to the grantees if the stock price increases after the awards are granted, which provides an incentive to deliver business performance and shareholder value over the long-term. Furthermore, the time-based vesting feature requires that a Named Executive Officer remain with the company for a period of time (typically 5 years) before the awards are vested, enhancing retention.

Stock options were Garmin’s primary means of long term incentive compensation until mid-2008, after which the company began using RSUs. However, in December 2011 and December 2012, the Compensation Committee granted stock options to Mr. Pemble and to Mr. Rauckman, who is Garmin’s Chief Financial Officer. The Compensation Committee decided to grant stock options for these awards rather than RSUs because stock options are purely performance based as they only have value if the stock price increases after the grants (whereas RSUs have value even if the stock price does not increase after the grants). Thus, the Compensation Committee believed that these stock option awards would provide incentives to Mr. Pemble and to Mr. Rauckman that are particularly aligned with the interests of Garmin’s shareholders. The Compensation Committee believes that this is particularly important with respect to Mr. Pemble and Mr. Rauckman given their critical leadership and management roles as Chief Executive Officer and Chief Financial Officer, respectively.

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The following table shows the grant date fair value of the stock options awarded to each of Mr. Pemble and Mr. Rauckman in 2011 and 2012 (none of the other Named Executive Officers were granted stock option awards in 2011 or 2012):

Name	2011 Stock Options	2012 Stock Options
Mr. Pemble	$297,157	$451,496
Mr. Rauckman	$148,578	$159,360

The value of the stock options that were awarded to Mr. Pemble in December 2012 was higher than the value of the stock options that were awarded to him in 2011 because the Compensation Committee took into account that Mr. Pemble would become Garmin’s President and Chief Executive Officer on January 1, 2013 (prior to that date, as discussed above, Mr. Pemble was President and Chief Operating Officer).

Employee Stock Purchase Plan

Garmin offers a discounted stock purchase plan to employees. This plan allows employees to purchase Garmin shares at a per share price equal to 85% of the lesser of (a) the per share closing price of Garmin’s shares on the last stock trading day of the offering period, and (b) the per share closing price of Garmin’s shares on the first stock trading day of the offering period. Named Executive Officers can participate in this program under the same terms and conditions as all other employees. No employee, including Named Executive Officers, may contribute more than 10% of his or her salary to the plan or purchase more than $25,000 worth of Garmin shares under the plan in any one calendar year.

Benefits; Retirement Contributions

Garmin’s Named Executive Officers participate in the same benefits and are covered by the same plans on the same terms as provided to all employees of the Garmin entity by which they are employed. For Garmin’s U.S. employees, Garmin matches employee contributions to Garmin’s 401(k) plan and makes an additional employer contribution to this plan. In 2012, for all U.S. employees, including the Named Executive Officers employed by Garmin in the U.S., (a) for every dollar the employee contributed to the plan up to 10% of the employee’s salary, Garmin contributed 75 cents, and (b) Garmin made an additional contribution equal to 5% of the employee’s salary, whether or not the employee contributed to the plan. For 2012, no salary in excess of $250,000 was taken into account for either of the foregoing contributions. In 2011, Garmin’s Vice President, General Counsel and Corporate Secretary, Mr. Etkind, relocated from the U.S. to Switzerland and is now employed by Garmin in Switzerland. In 2012 Garmin made the contributions to Mr. Etkind’s Swiss pension plan account that are required under Swiss law.

Other Considerations

Effect of Non-Binding Shareholder Advisory Vote on Executive Compensation

At Garmin’s 2012 Annual General Meeting of Shareholders, in an advisory, non-binding, vote the shareholders approved the compensation of Garmin’s Named Executive Officers. Although this was only an advisory vote and the results were not binding on Garmin or the Compensation Committee, the Compensation Committee reviewed and considered the results. The results of the advisory vote have not affected Garmin’s executive compensation decisions and policies.

Perquisites

Consistent with Garmin’s belief that executive compensation should be internally equitable among the executives and in relation to the broader Garmin employee population, Garmin does not provide any perquisites to any of its executives who are employed by Garmin’s principal U.S. subsidiary. As stated above under “Benefits; Retirement Contributions” Mr. Etkind relocated from the U.S. to Switzerland during 2011. As part of this relocation, Garmin provides Mr. Etkind certain cost of living related benefits, such as tuition reimbursement for his child’s education in an international school, and benefits that are customary for Garmin’s senior managers in Europe, such as a company car.

Executive Ownership; Policies Regarding Hedging

Garmin does not have formal executive stock ownership guidelines. However, Garmin executives have received in recent years a large portion of their total direct compensation in Garmin, time-based restricted stock units and stock options. Pursuant to the Garmin Ltd. Statement of Insider Trading Policy, Garmin strongly discourages the Named Executive Officers and other insiders from engaging in transactions pursuant to which they would hedge the economic risk of Garmin stock ownership. According to the Garmin Ltd. Statement of Insider Trading Policy, any Named Executive Officer or other insider who wishes to enter into such a hedging transaction must first pre-clear the proposed transaction with Garmin’s Compliance Officer. Any such request for pre-clearance of a hedging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. The Garmin Ltd. Statement of Insider Trading Policy also provides for quarterly black-out periods related to Garmin’s quarterly earnings and other potential event specific black-out periods during which “Covered Persons”, including Garmin directors, officers and designated employees who regularly come into contact with material nonpublic information, may not engage in transactions involving Garmin shares (other than pursuant to a qualified Rule 10b5-1(c) Trading Plan).

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Adjustment or Recovery of Awards or Payments

If the performance measures upon which compensation awards are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment, the Compensation Committee would consider on a case-by-case basis whether to adjust such award or recover such award from the executive who received the award. Garmin does not have a formal policy that would require such an adjustment to or recovery of such an award.

Tax and Accounting Considerations

The Compensation Committee reviews projections of the estimated accounting and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element (generally equal to the performance period) and Garmin realizes a tax deduction upon the payment to/realization by the executive.

Section 162(m) of the United States Internal Revenue Code (the “Code”) generally provides that publicly-held corporations may not deduct in the United States any one taxable year compensation in excess of $1 million paid to the Chief Executive Officer and certain other highly compensated executive officers unless such compensation qualifies as “performance-based compensation” as defined in the Code and related tax regulations. While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Committee also looks at other factors in making its decision, as noted above, and retains the flexibility to grant awards it determines to be consistent with Garmin’s objectives for its executive compensation program even if the award is not deductible by Garmin for tax purposes.

Severance Benefits

Garmin does not have executive employment agreements or executive severance agreements with any of its executives.

Change-in-Control Benefits

If an executive’s employment is terminated without cause, or the executive resigns with good reason, within twelve months following a change in control of Garmin, all of the executive’s unvested stock options and stock appreciation rights (SARs) would immediately become exercisable and all of the executive’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by the executives upon a change in control, and such benefit would also be received by all other Garmin employees who own unvested stock options, SARs, RSUs or performance shares. This change-in-control protection is designed to provide adequate protection for executives so that they may focus their efforts on effective leadership, rather than significant compensation loss, during a time that Garmin is considering or undertaking a change in control.

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EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table shows 2012, 2011 and 2010 compensation for the Chief Executive Officer, the Chief Financial Officer and the three highest paid executive officers other than the Chief Executive Officer and the Chief Financial Officer (collectively, the “Named Executive Officers”):

2012 EXECUTIVE COMPENSATION TABLES

Name & Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	SARs/Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Min H. Kao Executive Chairman	2010	$500,011	$203	$0	$0	$82,263	$582,477
	2011	$500,011	$203	$0	$0	$86,671	$586,885
	2012	$500,011	$203	$0	$0	$86,386	$586,600
Clifton A. Pemble President & Chief Executive Officer	2010	$550,000	$203	$302,300	$0	$25,345	$877,848
	2011	$550,000	$203	$301,821	$297,157	$25,345	$1,174,526
	2012	$600,000	$203	$459,375	$451,496	$25,970	$1,537,044
Kevin S. Rauckman Chief Financial Officer & Treasurer	2010	$435,000	$203	$201,483	$0	$25,253	$661,939
	2011	$435,000	$203	$201,214	$148,578	$25,345	$810,340
	2012	$500,000	$203	$216,154	$159,360	$30,095	$905,813
Andrew R. Etkind Vice President, General Counsel & Secretary	2010	$435,000	$203	$201,483	$0	$29,378	$666,064
	2011	$435,000	$203	$201,214	$0	$225,852	$862,269
	2012	$500,000	$203	$216,154	$0	$373,250	$1,089,607
Danny J. Bartel Vice President, Worldwide Sales	2010	$380,000	$203	$141,023	$0	$29,299	$550,525
	2011	$380,000	$203	$140,887	$0	$29,400	$550,490
	2012	$450,000	$3,311	$216,154	$0	$30,049	$699,514

(1)

Annual discretionary cash incentive awards based on financial and non-financial factors considered by the Compensation Committee, as discussed in the Compensation Discussion and Analysis section. Mr. Bartel received an additional cash bonus in 2012 equal to $3,108 in recognition of his 20th anniversary with Garmin.

(2)

This column shows the grant date fair value with respect to the RSUs and performance shares granted in 2010, 2011 and 2012. See the Grants of Plan-Based Awards table for information on awards made in 2012.

(3)

This column shows the grant date fair value with respect to the SARs and stock options granted in 2010, 2011 and 2012. See the Grants of Plan-Based Awards table for information on awards made in 2012.

(4)

All Other Compensation for each of the Named Executives for 2010, 2011 and 2012 includes amounts contributed by the Company (in the form of profit sharing and matching contributions) to the trust and in the Named Executive Officers’ benefit under the Company’s qualified 401(k) plan. With respect to 2012, for each Named Executive Officer except Mr. Etkind $12,500 was contributed as a profit sharing contribution under the qualified 401(k) plan; Dr. Kao, Mr. Rauckman and Mr. Bartel received $16,875 in company matching contributions related to the qualified 401(k) plan; Mr. Pemble received $12,750 in company matching contributions related to the qualified 401 (k) plan. Dr. Kao’s All Other Compensation includes payments in each of 2010, 2011 and 2012 for personal guarantees of Garmin Corporation, in accordance with Taiwan banking practice. In 2012, the amount of such payment to Dr. Kao was $56,506. Mr. Etkind’s All Other Compensation in 2012 includes $259,053 cost of living adjustment, $52,213 Swiss pension plan contribution, $13,615 automobile allowance, and $48,369 private school tuition fees. All Other Compensation for 2010, 2011 and 2012 includes for all Named Executives premiums on life insurance.

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Grants of Plan-Based Awards

The following table provides information for each of the Named Executive Officers regarding 2012 grants of RSUs:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards (CHF/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Min H. Kao
Clifton A. Pemble	12/10/2012							10,896			$459,375
	12/10/2012				-	-	-		45,260	$42.16	$451,496
Kevin S. Rauckman	12/10/2012							5,127			$216,154
	12/10/2012				-	-	-		15,975	$42.16	$159,360
Andrew R. Etkind	12/10/2012							5,127			$216,154
Danny J. Bartel	12/10/2012							5,127			$216,154

(1)

Awards made in the form of Restricted Stock Units on December 10, 2012.

(2)

Awards made in the form of options on December 10, 2012. The option price is determined based on the closing price of Garmin stock on the date of grant.

(3)

This column represents the grant date fair value of RSUs and options. For RSUs, that amount is calculated by multiplying the closing price of Garmin shares on the NASDAQ stock market on the date of grant by the number of shares awarded. For options, that amount is calculated using a Black-Scholes option pricing model with weighted average assumptions. For additional information on the valuation assumptions with respect to the 2012 grants, refer to Note 9 of Garmin’s financial statements in the Form 10-K for the fiscal year ended December 29, 2012, as filed with the SEC.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of the Named Executive Officers regarding outstanding equity awards held by them as of December 31, 2012:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Min H. Kao	-		-	-	-	-	-	-	-		-
Clifton A. Pemble	20,000	(1)	-	-	$27.27	12/23/13	-	-	4,000	(3)	$160,000
	24,000	(1)	-	-	$19.94	09/23/14	-	-	4,000	(3)	$160,000
	5,644	(1)	22,576	-	$39.71	12/28/21	-	-	6,000	(3)	$240,000
	-	(1)	45,260	-	$42.16	12/10/22	-	-	6,444	(3)	$257,760
	12,000	(2)	-	-	$21.59	06/23/15	-	-	10,896	(3)	$435,840
	15,000	(2)	-	-	$30.66	12/16/15	-	-	-		-
	20,000	(2)	-	-	$46.15	06/09/16	-	-	-		-
	20,000	(2)	-	-	$51.07	12/05/16	-	-	-		-
	20,000	(2)	-	-	$63.31	06/08/17	-	-	-		-
	25,000	(2)	-	-	$105.33	12/04/17	-	-	-		-
	20,000	(2)	5,000	-	$50.97	06/06/18	-	-	-		-
							-	-
Kevin S. Rauckman	20,000	(1)	-	-	$19.94	09/23/14	-	-	3,000	(3)	$120,000
	2,822	(1)	11,288		$39.71	12/28/21	-	-	2,668	(3)	$106,720
	-	(1)	15,975		$42.16	12/10/22	-	-	3,999	(3)	$159,960
	10,000	(2)	-	-	$21.59	06/23/15	-	-	4,296	(3)	$171,840
	12,000	(2)	-	-	$30.66	12/16/15	-	-	5,127	(3)	$205,080
	15,000	(2)	-	-	$46.15	06/09/16	-	-	-		-
	15,000	(2)	-	-	$51.07	12/05/16	-	-	-		-
	15,000	(2)	-	-	$63.31	06/08/17	-	-	-		-
	20,000	(2)	-	-	$105.33	12/04/17	-	-	-		-
	16,000	(2)	4,000	-	$50.97	06/06/18	-	-	-		-
Andrew R. Etkind	15,000	(2)	-	-	$46.15	06/09/16	-	-	3,000	(3)	$120,000
	15,000	(2)	-	-	$51.07	12/05/16	-	-	2,668	(3)	$106,720
	15,000	(2)	-	-	$63.31	06/08/17	-	-	3,999	(3)	$159,960
	20,000	(2)	-	-	$105.33	12/04/17	-	-	4,296	(3)	$171,840
	16,000	(2)	4,000	-	$50.97	06/06/18	-	-	5,127	(3)	$205,080
							-	-	-		-
							-	-	-		-
Danny J. Bartel	10,000	(1)	-	-	$27.27	12/23/13	-	-	2,400	(3)	$96,000
	10,000	(1)	-	-	$19.94	09/23/14	-	-	1,868	(3)	$74,720
	5,000	(1)	-	-	$21.59	06/23/15	-	-	2,799	(3)	$111,960
	6,000	(2)	-	-	$30.66	12/16/15	-	-	3,008	(3)	$120,320
	10,000	(2)	-	-	$46.15	06/09/16	-	-	5,127	(3)	$205,080
	12,500	(2)	-	-	$51.07	12/05/16	-	-	-		-
	15,000	(2)	-	-	$63.31	06/18/17	-	-	-		-
	15,000	(2)	-	-	$105.33	12/04/17	-	-	-		-
	12,000	(2)	3,000	-	$50.97	06/06/18	-	-	-		-

(1)

Represents non-qualified stock options.

(2)

Represents stock appreciation rights.

(3)

Represents restricted stock units.

(4)

Determined by multiplying the number of unearned shares by $40.00, which was the closing price of Garmin shares on the NASDAQ stock market on December 29, 2012.

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Option Exercises and Stock Vested

The following table provides stock awards vested in December 2012 as well as information for each of the Named Executive Officers regarding stock options or SARs exercised in 2012:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Min H. Kao	0	$0	0	$0
Clifton A. Pemble	20,000	$559,521	9,611	$400,022
Kevin S. Rauckman	15,000	$215,846	6,741	$280,509
Andrew R. Etkind	49,000	$840,406	6,741	$280,509
Danny J. Bartel	10,000	$236,234	5,019	$208,801

Potential Post-Employment Payments

None of the Named Executive Officers has an employment agreement or severance agreement with Garmin. In the event that (a) a Named Executive Officer dies or becomes disabled, or (b) a Named Executive Officer’s employment is terminated without cause, or a Named Executive Officer resigns with good reason, within twelve months following a change of control of Garmin, all of the Named Executive Officer’s unvested stock options and stock appreciation rights would immediately become exercisable and all of the Named Executive Officer’s unvested RSUs and performance shares would immediately become payable. Such accelerated vesting is the only benefit that would be received by a Named Executive Officer upon a change in control and such benefit would also be received by all other employees of Garmin or its subsidiaries who own unvested stock options, stock appreciation rights, restricted stock units or performance shares. The following table lists the estimated current value of such acceleration of vesting.

Name	Voluntary	For Cause	Death	Disability	Without Cause	Involuntary Termination within 12 months of Change in Control
Min H. Kao	$-	$-	$-	$-	$-	$-
Clifton A. Pemble	$-	$-	$2,156,640	$2,156,640	$-	$2,156,640
Kevin S. Rauckman	$-	$-	$1,215,120	$1,215,120	$-	$1,215,120
Andrew R. Etkind	$-	$-	$763,600	$763,600	$-	$763,600
Danny J. Bartel	$-	$-	$608,080	$608,080	$-	$608,080
(1) Value of unvested stock options and RSU awards, based on a value of $40.00 per share, the closing price of the Company’s shares on the Nasdaq Stock Market on December 29, 2012.

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SHAREHOLDER PROPOSALS

To be properly brought before the Annual Meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder, and the proposal must be a proper subject for shareholder action under Swiss law.

If a holder of Garmin shares wishes to present a proposal for inclusion in Garmin’s Proxy Statement for next year’s annual general meeting of shareholders, such proposal must be received by Garmin on or before December 23, 2013. Such proposal must be made in accordance with Rule 14a-8 promulgated by the SEC and the interpretations thereof. Any such proposal should be sent to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland.

In order for a shareholder proposal that is not included in Garmin’s Proxy Statement for next year’s annual meeting of shareholders to be properly brought before the meeting, such proposal must be delivered to the Corporate Secretary and received at Garmin’s executive offices in Schaffhausen, Switzerland no later than March 12, 2014 and such proposal must also comply with the procedures outlined in this Proxy Statement under the heading “Nominating and Corporate Governance Committee.” The determination that any such proposal has been properly brought before such meeting is made by the officer presiding over such meeting. If Garmin does not receive advance notice of a shareholder proposal in accordance with the above requirements, Garmin will have discretionary authority to vote shares for which it holds proxies on such shareholder proposal presented at the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Garmin’s directors, executive officers and certain other officers, and persons, legal or natural, who own more than 10 percent of Garmin’s shares (collectively “Reporting Persons”), to file reports of their ownership of such shares, and the changes therein, with the SEC and Garmin (the “Section 16 Reports”). Based solely on a review of the Section 16 reports for 2012 and any amendments thereto furnished to Garmin, all Section 16 Reports for fiscal year 2012 were timely filed by the Reporting Persons.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS FOR BROKER CUSTOMERS

Pursuant to the rules of the SEC, services that deliver Garmin’s communications to shareholders that hold their shares through a bank, broker or other nominee holder of record may deliver to multiple shareholders sharing the same address a single copy of Garmin’s Annual Report and Proxy Statement. Garmin will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any shareholder at a shared address to which a single copy of the documents was delivered. Written requests should be made to Garmin Ltd., c/o Garmin International, Inc., 1200 East 151st Street, Olathe, Kansas 66062, Attention: Investor Relations Manager, and oral requests may be made by calling Investor Relations at (913) 397-8200. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder’s bank, broker or other nominee holder of record.

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OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than the proposals listed in this Proxy Statement. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

Garmin will furnish without charge upon written request a copy of Garmin’s Annual Report on Form 10-K. The Annual Report on Form 10-K includes a list of all exhibits thereto. Garmin will furnish copies of such exhibits upon written request therefore and payment of Garmin’s reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Garmin shares entitled to vote at the Annual Meeting. Such written request should be directed to the Corporate Secretary, Garmin Ltd., Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. The Annual Report on Form 10-K is available at www.garmin.com and is also available through the SEC’s Internet site at www.sec.gov See the Invitation to the Annual General Meeting included at the beginning of this Proxy Statement for information on the physical inspection and delivery without charge of the 2012 Annual Report on Form 10-K of Garmin containing the consolidated financial statements of Garmin for the fiscal year ended December 29, 2012 and the statutory financial statements of Garmin for the fiscal year ended December 29, 2012 as well as the Auditor’s Report.

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APPENDIX A   Form of Proxies

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GARMIN

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 6, 2013.

Vote by Internet

Go to **www.investorvote.com/GRMN**

- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 3, 4, 6, 7 and 8. The Board of Directors recommends a vote FOR the nominees listed in Proposal 5.

5. Election of Directors:

	For	Against	Abstain
01–Joseph J. Hartnett *Term expiring 2016*	☐	☐	☐
02–Thomas P. Poberezny *Term expiring 2016*	☐	☐	☐

	For	Against	Abstain
6. Approval of amendment to the Garmin Ltd. 2005 Equity Incentive Plan	☐	☐	☐
7. Ratification of the appointment of Ernst & Young LLP as Garmin Ltd.'s independent registered public accounting firm for the 2013 fiscal year and the re-election of Ernst & Young Ltd. as Garmin Ltd.'s statutory auditor for another one-year term.	☐	☐	☐
8. Advisory vote on executive compensation.	☐	☐	☐
9. In their discretion, the Proxies are authorized to vote with respect to any other matters that may properly come before the Annual General Meeting or any adjournment thereto, including matters incident to its conduct.	☐	☐	☐

+

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by duly authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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GARMIN

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 31, 2013.

Vote by Internet

Go to **www.investorvote.com/GRMN**

- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is **NO CHARGE** to you for the call.
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Voting Instruction Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4, 6, 7 and 8. The Board of Directors recommends a vote FOR the nominees listed in Proposal 5.

Proposal	For	Against	Abstain
1. Approval of Garmin Ltd.'s 2012 Annual Report, including the consolidated financial statements of Garmin Ltd. for the fiscal year ended December 29, 2012 and the statutory financial statements of Garmin Ltd. for the fiscal year ended December 29, 2012.	☐	☐	☐
2. Approval of the appropriation of available earnings.	☐	☐	☐
3. Approval of the payment of a cash dividend in the aggregate amount of $1.80 per outstanding share out of Garmin's general reserve from capital contribution in four equal installments.	☐	☐	☐
4. Discharge of the members of the Board of Directors and the Executive Officers from liability for the fiscal year ended December 29, 2012.	☐	☐	☐
6. Approval of amendment to the Garmin Ltd. 2005 Equity Incentive Plan.	☐	☐	☐
7. Ratification of the appointment of Ernst & Young LLP as Garmin Ltd.'s independent registered public accounting firm for the 2013 fiscal year and the re-election of Ernst & Young Ltd. as Garmin Ltd.'s statutory auditor for another one-year term.	☐	☐	☐
8. Advisory vote on executive compensation.	☐	☐	☐
9. In their discretion, the Proxies are authorized to vote with respect to any other matters that may properly come before the Annual General Meeting or any adjournment thereto, including matters incident to its conduct.	☐	☐	☐

5. Election of Directors:

Nominee	For	Against	Abstain
01 – Joseph J. Hartnett *Term expiring 2016*	☐	☐	☐
02 – Thomas P. Poberezny *Term expiring 2016*	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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GARMIN LTD. 2005 EQUITY INCENTIVE PLAN

as amended and restated on June 7, 2013

Article 1.	Establishment, Objectives and Duration	B-4
1.1.	Establishment and Amendment of the Plan	B-4
1.2.	Objectives of the Plan	B-4
1.3.	Duration of the Plan	B-4
Article 2.	Definitions	B-4
Article 3.	Administration	B-7
3.1.	Board and Plan Committee	B-7
3.2.	Powers of the Board	B-7
Article 4.	Shares Subject to the Plan	B-8
4.1.	Number of Shares Available	B-8
4.2.	Adjustments in Shares	B-8
Article 5.	Eligibility and General Conditions of Awards	B-8
5.1.	Eligibility	B-8
5.2.	Grant Date	B-8
5.3.	Maximum Term	B-8
5.4.	Award Agreement	B-8
5.5.	Restrictions on Share Transferability	B-8
5.6.	Termination of Affiliation	B-8
5.7.	Nontransferability of Awards.	B-9
5.8.	Section 162(m) Performance Awards.	B-10
Article 6.	Stock Options	B-11
6.1.	Grant of Options	B-11
6.2.	Award Agreement	B-11
6.3.	Option Price	B-11
6.4.	Grant of Incentive Stock Options	B-11
6.5.	Exercise of Options	B-12
Article 7.	Stock Appreciation Rights	B-12
7.1.	Grant of SARs	B-12
7.2.	SAR Award Agreement	B-12
7.3.	Exercise of SARs	B-12
7.4.	Expiration of SARs	B-12
7.5.	Payment of SAR Amount	B-13

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Article 8.	Restricted Shares and Bonus Shares	B-13
8.1.	Grant of Restricted Shares	B-13
8.2.	Bonus Shares	B-13
8.3.	Award Agreement	B-13
8.4.	Consideration	B-13
8.5.	Effect of Forfeiture	B-13
8.6.	Escrow	B-13
Article 9.	Restricted Stock Units (f/k/a “Deferred Shares”)	B-13
9.1.	Grant of Restricted Stock Units	B-13
9.2.	Award Agreement	B-13
9.3.	Crediting Restricted Stock Units	B-13
9.4.	Settlement of RSU Accounts	B-13
Article 10.	Performance Units and Performance Shares	B-14
10.1.	Grant of Performance Units and Performance Shares	B-14
10.2.	Value/Performance Goals	B-14
10.3.	Payment of Performance Units and Performance Shares	B-14
10.4.	Form and Timing of Payment of Performance Units and Performance Shares	B-14
Article 11.	Beneficiary Designation	B-14
Article 12.	Rights of Employees	B-14
12.1.	Employment	B-14
12.2.	Participation	B-14
Article 13.	Amendment, Modification, and Termination	B-14
13.1.	Amendment, Modification, and Termination	B-14
13.2.	Adjustments Upon Certain Unusual or Nonrecurring Events	B-14
13.3.	Awards Previously Granted	B-15
13.4.	Adjustments in Connection with Change of Control	B-15
13.5.	Prohibition on Repricings	B-15
Article 14.	Withholding	B-15
14.1.	Mandatory Tax Withholding	B-15
14.2.	Notification under Code Section 83(b)	B-15
Article 15.	Equity Incentive Plans of Foreign Subsidiaries	B-16

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Article 16.	Additional Provisions	B-16
16.1.	Successors	B-16
16.2.	Gender and Number	B-16
16.3.	Severability	B-16
16.4.	Requirements of Law	B-16
16.5.	Securities Law Compliance	B-16
16.6.	No Rights as a Shareholder	B-16
16.7.	Nature of Payments	B-16
16.8.	Military Service	B-16
16.9.	Data Protection	B-16
16.10.	Governing Law	B-16
Annex	B-17

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GARMIN LTD. 2005 EQUITY INCENTIVE PLAN

as amended and restated on June 7, 2013

Article 1.    Establishment, Objectives and Duration

1.1.

Establishment and Amendment of the Plan. The Board of Directors (the “Board”) of Garmin Ltd., a Swiss company (the “Company”), established this incentive compensation plan to be known as the Garmin Ltd. 2005 Equity Incentive Plan (the “Plan”). The Plan was originally adopted by the Board of Directors of Garmin Ltd., a Cayman Islands company (“Garmin Cayman”), on March 1, 2005 and was originally approved by the shareholders of Garmin Cayman on June 3, 2005. The Plan was originally effective as of June 3, 2005 (the “Effective Date”). In 2006, Garmin Cayman effected a two-for-one stock split of its common Shares (the “Stock Split”). Subject to approval of the shareholders of Garmin Cayman, the Board of Directors of Garmin Cayman adopted an amended and restated plan effective June 5, 2009 with certain amendments reflecting the Stock Split, updated changes in the law and an expanded type of performance-based awards eligible to be granted under the Plan. The Plan was again amended and restated on June 27, 2010 following the redomestication transaction on June 27, 2010 pursuant to which the shares of Garmin Cayman were exchanged for shares of the Company and the Company became the public holding company of Garmin Cayman and its subsidiaries. Subject to certain amendments to Article 4.1(a) of the Plan being subject to the approval of the shareholders of the Company, the Plan is again amended and restated as stated herein effective June 7, 2013.

1.2.

Objectives of the Plan. The Plan is intended to allow employees of the Company and its Subsidiaries to acquire or increase equity ownership in the Company, or to be compensated under the Plan based on growth in the Company’s equity value, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees and retaining existing employees. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals; to provide incentives for excellence in individual performance; and to promote teamwork.

1.3.

Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

Article 2.    Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1.

“Article” means an Article of the Plan.

2.2.

“Award” means Options, Restricted Shares, Bonus Shares, SARs, Restricted Stock Units, Performance Units or Performance Shares granted under the Plan.

2.3.

“Award Agreement” means a written agreement by which an Award is evidenced.

2.4.

“Beneficial Owner” has the meaning specified in Rule 13d-3 of the SEC under the Exchange Act.

2.5.

“Board” means the Board of Directors of the Company.

2.6.

“Bonus Shares” means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the Company or otherwise) or as an incentive to become an employee of the Company or a Subsidiary.

2.7.

“Business Criteria” has the meaning set forth in Section 5.8(c).

2.8.

“Cause” means, unless otherwise defined in an Award Agreement,

(a)

a Grantee’s conviction of, plea of guilty to, or plea of nolo contendere to a felony or other crime that involves fraud, dishonesty or moral turpitude,

(b)

any willful action or omission by a Grantee which would constitute grounds for immediate dismissal under the employment policies of the Company or the Subsidiary by which Grantee is employed, including but not limited to intoxication with alcohol or illegal drugs while on the premises of the Company or any Subsidiary, or violation of sexual harassment laws or the internal sexual harassment policy of the Company or the Subsidiary by which Grantee is employed, irrespective of whether the applicable law would allow an immediate dismissal in these cases,

(c)

a Grantee’s habitual neglect of duties, including but not limited to repeated absences from work without reasonable excuse, or

(d)

a Grantee’s willful and intentional material misconduct in the performance of his duties that results in financial detriment to the Company or any Subsidiary;

provided, however, that for purposes of clauses (b), (c) and (d), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). A Grantee who agrees to resign from his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of the Plan.

2.9.

“Change of Control” means, unless otherwise defined in an Award Agreement, any one or more of the following:

(a)

any Person other than (i) a Subsidiary, (ii) any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or (iii) any Excluded Person, becomes the Beneficial Owner of 35% or more of the shares of the Company representing 35% or more of the combined voting power of the Company (such a person or group, a “35% Owner”), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 60% of the common shares of such corporation and Voting Securities representing more than 60% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the shares of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the shares of the Company, as the case may be and (ii) such corporation shall not be deemed a 35% Owner; or

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(b)

the Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(c)

the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, reorganization, consolidation, or similar transaction, or the sale or other disposition of all or substantially all (at least 40%) of the consolidated assets of the Company or a resolution of dissolution of the Company (any of the foregoing transactions, a “Reorganization Transaction”) which is not an Exempt Reorganization Transaction.

The definition of “Change of Control” may be amended at any time prior to the occurrence of a Change of Control, and such amended definition shall be applied to all Awards granted under the Plan whether or not outstanding at the time such definition is amended, without requiring the consent of any Grantee. Notwithstanding the occurrence of any of the foregoing events, (a) a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such Section 16 Person is, by agreement (written or otherwise), a participant on such Section 16 Person’s own behalf in a transaction which causes the Change of Control to occur and (b) a Change of Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change of Control.

2.10.

“Change of Control Period” has the meaning set forth in Section 5.6(c).

2.11.

“Change of Control Value” means the Fair Market Value of a Share on the date of a Change of Control.

2.12.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

2.13.

“Company” has the meaning set forth in Section 1.1.

2.14.

“Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan. Notwithstanding the foregoing, with respect to an Incentive Stock Option, “Disability” means a permanent and total disability, within the meaning of Code Section 22(e)(3), as determined by the Board in good faith, upon receipt of medical advice from one or more individuals, selected by the Board, who are qualified to give professional medical advice.

2.15.

“Effective Date” has the meaning set forth in Section 1.1.

2.16.

“Eligible Person” means any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence or has been subject to a disability which does not qualify as a Disability.

2.17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

2.18.

“Excluded Person” means any Person who, along with such Person’s Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is the Beneficial Owner of 15% or more of the Shares outstanding as of the Effective Date.

2.19.

“Exempt Reorganization Transaction” means a Reorganization Transaction which (i) results in the Persons who were the direct or indirect owners of the outstanding shares of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 60% of the then-outstanding common shares of the Surviving Corporation and Voting Securities representing more than 60% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons’ ownership of the shares of the Company immediately before such Reorganization Transaction, or (ii) after such transaction, more than 50% of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the agreement providing for the Reorganization Transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time).

2.20.

“Fair Market Value” means, unless otherwise determined or provided by the Board in the circumstances, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board, and (B) with respect to Shares, (i) the last sale price (also referred to as the closing price) of a Share on such U.S. securities exchange as the Shares are then traded, for the applicable date, (ii) if such U.S. securities exchange is closed for trading on such date, or if the Shares do not trade on such date, then the last sales price used shall be the one on the date the Shares last traded on such U.S. securities exchange, or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined in good faith by the Board using a method consistently applied. Notwithstanding the above, for all Options, SARs and Deferred Shares (RSUs) granted before June 5, 2009, Fair Market Value for purposes of establishing Option Prices, Exercise Prices or values of Shares, respectively, was established based on the average of the high and low trading prices on the Nasdaq Global Select Market (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported).

2.21.

“Freestanding SAR” means any SAR that is granted independently of any Option.

2.22.

“Good Reason” means any action by the Company or the Subsidiary employing a Grantee which results in any of the following without the Grantee’s consent: (a) a material diminution or other material adverse change in the Grantee’s position, authority or duties, (b) requiring the Grantee to be based at any office or location more than 50 miles from the location where he or she was previously based; (c) a material diminution in the Grantee’s compensation in the aggregate, other than a diminution applicable to all similarly situated employees. A Grantee shall not have Good Reason to terminate his or her position unless, (1) within 60 days following the event or circumstance set forth above in (a), (b) or (c), the Grantee notifies the Company of such event or circumstance, (2) the Grantee gives the Company 30 days to correct the event or circumstance, and (3) the Company does not correct, in all material respects, such event or circumstance.

2.23.

“Grant Date” has the meaning set forth in Section 5.2.

2.24.

“Grantee” means an individual who has been granted an Award.

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2.25.

“Including” or “includes” mean “including, without limitation,” or “includes, without limitation”, respectively.

2.26.

“Incumbent Directors” means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed Reorganization Transaction.

2.27.

“Option” means an option granted under Article 6 of the Plan, including an incentive stock option.

2.28.

“Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.29.

“Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such Option then in effect.

2.30.

“Performance Award” means any Award that will be issued, granted, vested, exercisable or payable, as the case may be, upon the achievement of one or more Business Criteria, as set forth in Section 5.8.

2.31.

“Performance Period” has the meaning set forth in Section 10.2.

2.32.

“Performance Share” or “Performance Unit” has the meaning set forth in Article 10.

2.33.

“Period of Restriction” means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Board) or the Shares are subject to a substantial risk of forfeiture, as provided in Article 8.

2.34.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.35.

“Plan” has the meaning set forth in Section 1.1.

2.36.

“Plan Committee” has the meaning set forth in Section 3.1.

2.37.

“Reorganization Transaction” has the meaning set forth in Section 2.8(c).

2.38.

“Restricted Shares” means Shares that are issued as an Award under the Plan that is subject to Restrictions.

2.39.

“Restricted Stock Units” (f/k/a “Deferred Shares”) means units awarded to Grantees pursuant to Article 9 hereof, which are convertible into Shares at such time as such units are no longer subject to Restrictions as established by the Board. Restricted Stock Units are the same as “Deferred Shares” previously referred to and granted under the Plan prior to this Amended and Restated Plan becoming effective.

2.40.

“Restriction” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Board may impose in the Award Agreement that are permissible under Swiss law. Restrictions may be based on the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Board shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Board shall determine.

2.41.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, together with any successor rule, as in effect from time to time.

2.42.

“SAR” means a stock appreciation right and includes both Tandem SARs and Freestanding SARs.

2.43.

“SAR Term” means the period beginning on the Grant Date of a SAR and ending on the expiration date of such SAR, as specified in the Award Agreement for such SAR and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such SAR then in effect.

2.44.

“SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.45.

“Section” means, unless the context otherwise requires, a Section of the Plan.

2.46.

“Section 16 Person” means a person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.

2.47.

“Share” means a registered share, CHF 10 par value, of the Company.

2.48.

“Subsidiary” means with respect to any Person (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%. Solely with respect to a grant of an incentive stock option under the requirements of Section 422 of the Code, “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

2.49.

“Substitute Option” has the meaning set forth in Section 6.3.

2.50.

“Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if Voting Securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

2.51.

“Tandem SAR” means a SAR that is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.

2.52.

“Tax Withholding” has the meaning set forth in Section 14.1(a).

2.53.

“Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, or with respect to an individual who is an employee of a Subsidiary, the first day on which such Subsidiary ceases to be a Subsidiary. A Termination of Affiliation shall have the same meaning as a “separation from service” under Code Section 409A(2)(A)(i).

2.54.

“Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

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Article 3.    Administration

3.1.

Board and Plan Committee. Subject to Article 13, and to Section 3.2, the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan (“Plan Committee”). To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. To the extent the Board considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the Plan Committee shall consist of two or more directors of the Company, all of whom shall qualify as “outside directors” within the meaning of Code Section 162(m). The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, including, but not limited to having exclusive authority to make certain grants of Awards or to perform such other acts, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 or Code Section 162(m) as then in effect.

Any references herein to “Board” are, except as the context requires otherwise, references to the Board or the Plan Committee, as applicable.

3.2.

Powers of the Board. Subject to the express provisions of the Plan, the Board has full and final authority and sole discretion as follows:

(a)

taking into consideration the reasonable recommendations of management, to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the Restrictions, the benefit payable under any SAR, Performance Unit or Performance Share and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

(b)

to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, when Restrictions on Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall lapse and whether such shares shall be held in escrow;

(c)

to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(d)

to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards and lapse of Restrictions upon the Termination of Affiliation of a Grantee;

(e)

to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Board) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

(f)

to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor; provided that any replacement grant that would be considered a repricing shall be subject to shareholder approval;

(g)

to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms conditions or Restrictions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

(h)

subject to Section 5.3, to extend the time during which any Award or group of Awards may be exercised;

(i)

to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law, and to authorize foreign Subsidiaries to adopt plans as provided in Article 15;

(j)

to delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate, except that only a member of the Board of Directors of the Company (or a committee thereof) may grant Awards from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Board; provided that no such grants shall be made other than by the Board or the Plan Committee to individuals who are then Section 16 Persons or other than by the Plan Committee to individuals who are then or are deemed likely to become a “covered employee” within the meaning of Code Section 162(m);

(k)

to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of the Plan to be performed by the Board of Directors of the Company;

(l)

to delegate its duties and responsibilities under the Plan with respect to foreign Subsidiary plans, except its duties and responsibilities with respect to Section 16 Persons, and (A) the acts of such delegates shall be treated hereunder as acts of the Board and (B) such delegates shall report to the Board regarding the delegated duties and responsibilities;

(m)

to correct any defect or supply any omission or reconcile any inconsistency, and construe and interpret the Plan, the rules and regulations, any Award Agreement or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(n)

to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Board may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

(o)

to take any other action with respect to any matters relating to the Plan for which it is responsible.

All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Board, and to the fullest extent permitted by the applicable law all such determinations of the Board shall be final, conclusive and binding on all Persons. To the fullest extent permitted by the applicable law no member of the Board shall be liable for any action or determination made with respect to the Plan or any Award.

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Article 4.    Shares Subject to the Plan

4.1.

Number of Shares Available.

(a)

Plan Limit. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is thirteen million (13,000,000) Shares. The maximum number of Shares that may be delivered pursuant to the exercise of Options (including incentive stock options under Code Section 422) or SARs is ten million (10,000,000 Shares. The maximum number of Shares that may be delivered as Restricted Shares or pursuant to Performance Units or Restricted Stock Units is six million (6,000,000) Shares. The maximum number of Bonus Shares that may be awarded is one million (1,000,000) Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

(b)

Individual Limit. No individual Grantee may be granted Options, SARs, Restricted Shares, Restricted Stock Units, Bonus Shares, Performance Units or Performance Shares in Shares, or in any combination thereof, relating to an aggregate number of Shares under the Plan that exceeds two million (2,000,000) Shares in any 5-year period. If a previously granted Option, SAR, Restricted Stock Unit, Performance Unit, or Performance Share is forfeited, canceled or repriced, such forfeited, canceled or repriced Award as the case may be, shall continue to be counted against the maximum number of Shares subject to Awards that may be delivered to any Grantee under this Section 4.1(b).

4.2.

Adjustments in Shares.

(a)

Adjustment Principle. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b)

Example. By way of illustration, and not by way of limitation, the following illustrates how the foregoing adjustment principles would apply in the context of a stock split: Assume a Grantee holds an Option to purchase 1,000 shares of Company stock at an Option Price of $50 per share. Assume further that the Company completes a two-for-one share split such that every shareholder on the requisite record date receives two Shares for every one Share held on the record date. Pursuant to the adjustment principles set forth above in Section 4.2(a), the Grantee’s Option would be adjusted such that, after such adjustment, the Grantee would hold an Option to purchase 2,000 Shares at an Option Price of $25 per Share. All other terms and conditions of the Option would remain the same. Similar adjustment principles would apply to SARs, Performance Shares, Performance Units, Bonus Shares and Deferred Shares. This Section 4.2(b) is for illustrative purposes only, assumes hypothetical facts, and shall not, under any event or circumstance, be interpreted as the adjustment outcome with respect to specific factual situations.

Article 5.    Eligibility and General Conditions of Awards

5.1.

Eligibility. The Board may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2.

Grant Date. The Grant Date of an Award shall be the date on which the Board grants the Award or such later date as specified by the Board (i) in the Board’s resolutions or minutes addressing the Award grants or (ii) in the Award Agreement.

5.3.

Maximum Term. Subject to the following proviso, the Option Term or other period during which an Award may be outstanding shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified.

5.4.

Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

5.5.

Restrictions on Share Transferability. The Board may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

5.6.

Termination of Affiliation. Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Board pursuant to Section 3.2), and subject to the provisions of Section 13.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

(a)

For Cause. If a Grantee has a Termination of Affiliation for Cause:

(i)

the Grantee’s Restricted Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;

(ii)

the Grantee’s Restricted Stock Units shall automatically be forfeited; and

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(iii)

any unexercised Option or SAR, and any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

(b)

On Account of Death or Disability. If a Grantee has a Termination of Affiliation on account of death or Disability:

(i)

the Grantee’s Restricted Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

(ii)

the Grantee’s Restricted Stock Units shall immediately be settled in accordance with Section 9.4;

(iii)

any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, shall be fully exercisable and may be exercised, in whole or in part, at any time up to one year after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 11; and

(iv)

the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation on account of death or Disability shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:

(A)

a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

(B)

a percentage determined by the Plan Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Board elects to compute the benefit after the end of the Performance Period, the Performance percentage, as determined by the Board, attained during the Performance Period.

(c)

Change of Control Period. If a Grantee has a Termination of Affiliation during the period (“Change of Control Period”) commencing on a Change of Control and ending on the first anniversary of the Change of Control, which Termination of Affiliation is initiated by the Company or a Subsidiary other than for Cause, or initiated by the Grantee for Good Reason, then

(i)

the Grantee’s Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

(ii)

the Grantee’s Restricted Stock Units shall immediately be settled in accordance with Section 9.4;

(iii)

any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, shall thereupon be fully exercisable and may be exercised, in whole or in part for ninety (90) days following such Termination of Affiliation (but only during the Option Term or SAR Term, respectively); and

(iv)

the Company shall immediately pay to the Grantee, with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation, a cash payment equal to the product of (A) in the case of a Performance Share, the Change of Control Value or (B) in the case of a Performance Unit, the value of the Performance Unit specified in the Award Agreement, as applicable, multiplied successively by each of the following:

(A)

a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Termination of Affiliation and the denominator of which is the number of whole and partial months in the Performance Period; and

(B)

a percentage equal to a greater of (x) the target percentage, if any, specified in the applicable Award Agreement or (y) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period.

(d)

Any Other Reason. If a Grantee has a Termination of Affiliation for any reason other than for Cause, death or Disability, and other than under the circumstances described in Section 5.6(c), then:

(i)

the Grantee’s Restricted Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;

(ii)

the Grantee’s Restricted Stock Units shall automatically be forfeited;

(iii)

any unexercised Option or SAR, to the extent exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for ninety (90) days after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee’s beneficiary designated in accordance with Article 11; and

(iv)

any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.

5.7.

Nontransferability of Awards.

(a)

Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

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(b)

Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)

To the extent and in the manner permitted by the Board, and subject to such terms and conditions as may be prescribed by the Board, a Grantee may transfer an Award to (a) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee, (including adoptive relationships), (b) any person sharing the Grantee’s household (other than a tenant or employee), (c) a trust in which persons described in (a) or (b) have more than 50% of the beneficial interest, (d) a foundation in which persons described in (a) or (b) or the Grantee own more than 50% of the voting interests; provided such transfer is not for value. The following shall not be considered transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than 50% of the voting interests are owned by persons described in (a) or (b) above or the Grantee, in exchange for an interest in that entity.

5.8.

Section 162(m) Performance Awards.

(a)

General. Any type of Award that is eligible to be granted under the Plan may be granted to officers and employees as awards intended to satisfy the requirements of “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance Awards”). The grant, vesting, exercisability or payment of Performance Awards may depend on the degree of achievement of one or more performance goals relative to a preestablished target level or levels using one or more of the Business Criteria set forth below.

(b)

Class. The eligible class of persons to receive Performance Awards shall be any hourly or salaried officer or employee of the Company or one of its subsidiaries. The Plan Committee approving Performance Awards or making any certification required pursuant to Section 5.8(c) must be constituted as provided for in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

(c)

Performance Goals. The specific performance goals for Performance Awards shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) for the Company on a segregated or consolidated basis or for one or more of the Company’s subsidiaries, segments, divisions, or business units, as selected by the Plan Committee:

(i)

Earnings (either in the aggregate or on a per-Share basis);

(ii)

Operating profit (either in the aggregate or on a per-Share basis);

(iii)

Operating income (either in the aggregate or on a per-Share basis);

(iv)

Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-Share basis);

(v)

Net income or loss (either in the aggregate or on a per-Share basis);

(vi)

Ratio of debt to debt plus equity;

(vii)

Net borrowing;

(viii)

Credit quality or debt ratings;

(ix)

Inventory levels, inventory turn or shrinkage;

(x)

Cash flow provided by operations (either in the aggregate or on a per-Share basis);

(xi)

Free cash flow (either in the aggregate or on a per-Share basis);

(xii)

Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;

(xiii)

Operating and maintenance cost management and employee productivity;

(xiv)

Gross margin;

(xv)

Return measures (including return on assets, equity, or sales);

(xvi)

Productivity increases;

(xvii)

Share price (including attainment of a specified per-Share price during the relevant performance period; growth measures and total shareholder return or attainment by the Shares of a specified price for a specified period of time);

(xviii)

Where applicable, growth or rate of growth of any of the above Business Criteria set forth in this Section 5.8(c);

(xix)

Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xx)

Achievement of business or operational goals such as market share and/or business development; and/or

(xxi)

Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; provided that applicable Business Criteria may be applied on a pre- or post-tax basis; and provided further that the Plan Committee may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Plan Committee, the Business Criteria may include, without limitation, GAAP and non-GAAP financial measures. In addition to the foregoing performance goals, the performance goals shall also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which has been approved by the Company’s shareholders, which are incorporated herein by reference. Such performance goals shall be set by the Plan Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m).

(d)

Flexibility as to Timing, Weighting, Applicable Business Unit. For Awards intended to comply with the performance-based exception to Code Section 162(m), the Plan Committee shall set the Business Criteria within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Business Criteria may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Business Criteria may differ for Awards to different Grantees. The Plan Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Business Criteria may apply to a Grantee, to the Company as a whole, to one or more Subsidiaries or to a department, unit, division or function within the Company, within any one or more Subsidiaries or any one or more joint ventures of which the Company is a party, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

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(e)

Discretion to Adjust. The Plan Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the performance-based exception under Code Section 162(m) may not (unless the Plan Committee determines to amend the Award so that it no longer qualifies for such performance-based exception) be adjusted upward. The Plan Committee shall retain the discretion to adjust such Awards downward. The Plan Committee may not, unless the Plan Committee determines to amend the Award so that it no longer qualifies for the performance-based exception, delegate any responsibility with respect to Awards intended to qualify for such performance-based exception. All determinations by the Plan Committee as to the achievement of the Business Criteria shall be certified in writing prior to payment of the Award.

(f)

Alteration of Performance Measures. In the event that applicable laws allow an Award to qualify for the performance-based exception to Code Section 162(m) even if the Plan Committee alters the governing Business Criteria without obtaining shareholder approval, the Plan Committee shall have sole discretion to make such changes without obtaining shareholder approval.

Article 6.    Stock Options

6.1.

Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Without limiting the generality of the foregoing, the Board may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under the Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Board under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

6.2.

Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Board shall determine.

6.3.

Option Price. The Option Price of an Option under the Plan shall be determined by the Board, and shall be the higher of 100% of the Fair Market Value of a Share on the Grant Date or 100% of the par value of a Share; provided, however, that any Option (“Substitute Option”) that is (x) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (y) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, shall be granted such that such option substitution is completed in conformity with the rules set forth in Section 424(a) of the Code.

6.4.

Grant of Incentive Stock Options.

(a)

At the time of the grant of any Option to an Eligible Person who is an employee of the Company or a Subsidiary, the Board may designate that such option shall be made subject to additional restrictions to permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Any option designated as an incentive stock option:

(i)

shall not be granted to a person who owns shares (including shares treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of shares of the Company;

(ii)

shall be for a term of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(iii)

shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Shares with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee’s employer or any parent or Subsidiary thereof (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(iv)

shall, if the aggregate Fair Market Value of a Share (determined on the Grant Date) with respect to the portion of such grant which is exercisable for the first time during any calendar year (“Current Grant”) and all incentive stock options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(A)

the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

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(B)

if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Subsection (iv) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate Option at such date or dates as are provided in the Current Grant;

(v)

shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the shareholders of the Company;

(vi)

shall require the Grantee to notify the Board of any disposition of any Shares issued pursuant to the exercise of the incentive stock option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition; and

(vii)

shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Board, designate in writing a beneficiary to exercise such incentive stock option after the Grantee’s death.

Notwithstanding the foregoing, the Board may, without the consent of the Grantee, at any time before the exercise of an option (whether or not an incentive stock option), take any action necessary to prevent such option from being treated as an incentive stock option.

6.5.

Exercise of Options. Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares as instructed by the Board or, subject to the approval of the Board pursuant to procedures approved by the Board,

(a)

through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise,

(b)

through simultaneous sale through a broker of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board,

(c)

by transfer to the Company of the number of Shares then owned by the Grantee, the Fair Market Value of which equals the purchase price of the Shares purchased in connection with the Option exercise, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Grantee for such minimum period of time as may be established from time to time by the Board; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Stock used as payment of the exercise price. For purposes of this Section 6.5(c), in lieu of actually transferring to the Company the number of Shares then owned by the Grantee, the Board may, in its discretion permit the Grantee to submit to the Company a statement affirming ownership by the Grantee of such number of Shares and request that such Shares, although not actually transferred, be deemed to have been transferred by the Grantee as payment of the exercise price, or

(d)

by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of Shares upon the exercise by the largest number of whole shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price. With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Grantee. Notwithstanding the foregoing, a “net exercise” arrangement will not be an eligible exercise method for incentive stock options unless and until the Company and its advisors conclude that such method of exercise may be utilized without resulting in a disqualification of the incentive stock option.

Article 7.    Stock Appreciation Rights

7.1.

Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Board in its sole discretion. The Board may grant Freestanding SARs or Tandem SARs, or any combination thereof.

(a)

Number of Shares. The Board shall have complete discretion to determine the number of SARs granted to any Grantee, subject to the limitations imposed in the Plan and by applicable law.

(b)

Exercise Price and Other Terms. All SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs’ Grant Date. The Board, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option.

7.2.

SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Grantee to whom the SAR is granted and which shall specify the exercise price per share, the SAR Term, the conditions of exercise, and such other terms and conditions as the Board in its sole discretion shall determine.

7.3.

Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs (a) may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option; (b) may be exercised only with respect to the Shares for which its related Option is then exercisable; and (c) may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option. The value of the payment with respect to the Tandem SAR may be no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised.

7.4.

Expiration of SARs. A SAR granted under the Plan shall expire on the date set forth in the SAR Award Agreement, which date shall be determined by the Board in its sole discretion. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under the Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.

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7.5.

Payment of SAR Amount. Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise shall be solely in whole Shares of equivalent value. Fractional Shares shall be rounded down to the nearest whole Share with no cash consideration being paid upon exercise.

Article 8.    Restricted Shares and Bonus Shares

8.1.

Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Board shall determine.

8.2.

Bonus Shares. Subject to the terms of the Plan, the Board may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Board. Bonus Shares shall be Shares issued without any Restriction.

8.3.

Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement, which shall specify the Restrictions and the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Board shall determine. The Board may impose such Restrictions on any Restricted Shares as it may deem advisable, including Restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based Restrictions on vesting or Restrictions under applicable securities laws; provided that in all cases, the Restricted Shares shall be subject to a minimum two-year graduated vesting schedule (50% each year), except, if as provided in the Award Agreement, in the event of death, disability, Change of Control, Termination of Affiliation with Good Reason, or Termination of Affiliation by the Employer other than for Cause.

8.4.

Consideration. The Board shall determine the amount, if any, that a Grantee shall pay for Restricted Shares or Bonus Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

8.5.

Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall resell such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical.

8.6.

Escrow. The Board may provide that any Restricted Shares or Bonus Shares shall be represented by, at the option of the Board, either book entry registration or by a stock certificate or certificates. If the shares of Restricted Shares are represented by a certificate or certificates, such shares shall be held (together with an assignment or endorsement executed in blank by the Grantee) in escrow by an escrow agent until such Restricted Shares become nonforfeitable or are forfeited.

Article 9.    Restricted Stock Units (f/k/a “Deferred Shares”)

9.1.

Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and Code Sections 409A(a)(2), (3) and (4), the Board, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Board shall determine. A Grantee shall have no voting rights in Restricted Stock Units.

9.2.

Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Plan Committee shall determine in accordance with the Plan and Code Section 409A. The Plan Committee may impose such Restrictions on Restricted Stock Units, including time-based Restrictions, Restrictions based on the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or restrictions under applicable securities laws; provided that in all cases the Restricted Stock Units shall be subject to a minimum two-year graduated vesting schedule (50% each year), except, if as provided in the Award Agreement, in the event of death, Disability, Change of Control, Termination of Affiliation with Good Reason, or Termination of Affiliation by the Employer other than for Cause.

9.3.

Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

9.4.

Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Share Unit. The “Settlement Date” for all Restricted Stock Units credited to a Grantee’s RSU Account shall be the date when Restrictions applicable to an Award of Restricted Stock Units have lapsed.

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Article 10.    Performance Units and Performance Shares

10.1.

Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as the Board shall determine. Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement which shall specify the terms and conditions applicable to the Performance Units or Performance Shares, as the Board determines.

10.2.

Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Board at the time of grant, that is equal to the Fair Market Value of a Share on the Grant Date. The Board shall set the Business Criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. For purposes of this Article 10, the time period during which the performance goals must be met shall be called a “Performance Period.” The Board shall have complete discretion to establish the performance goals.

10.3.

Payment of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.

If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Board determines appropriate, the Board may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

10.4.

Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Board may cause earned Performance Units or Performance Shares to be paid in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

As determined by the Board, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Board, be entitled to exercise his or her voting rights with respect to such Shares.

Article 11.    Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Article 12.    Rights of Employees

12.1.

Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Grantee’s employment at any time, nor confer upon any Grantee the right to continue in the employ of the Company.

12.2.

Participation. No employee shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

Article 13.    Amendment, Modification, and Termination

13.1.

Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board of Directors of the Company may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company’s shareholders, except to the extent the Board of Directors of the Company determines it is desirable to obtain approval of the Company’s shareholders, to retain eligibility for exemption from the limitations of Code Section 162(m), to have available the ability for Options to qualify as ISOs, to comply with the requirements for listing on any exchange where the Company’s Shares are listed, or for any other purpose the Board of Directors of the Company deems appropriate.

13.2.

Adjustments Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

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13.3.

Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 2.8 and Section 13.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award. Any adjustment, modification, extension or renewal of an Option shall be effected such that the Option is either exempt from, or is compliant with, Code section 409A.

13.4.

Adjustments in Connection with Change of Control. In the event the Company undergoes a Change of Control or in the event of a separation, spin-off, sale of a material portion of the Company’s assets or any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act and in which a Change of Control does not occur, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder in the manner as agreed to by the Board as set forth in the definitive agreement relating to the transaction. Without limitation, the Board or Plan Committee may:

(a)

remove restrictions on Restricted Shares and Restricted Stock Units;

(b)

modify the performance requirements for any other Awards;

(c)

provide that Options or other Awards granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Awards will expire;

(d)

provide for the purchase by the Company of any such Award, upon the Grantee’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Grantee’s rights had such Award been currently exercisable or payable;

(e)

make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change of Control;

(f)

cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control. Any such determinations by the Board may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participants.

Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company’s Shares, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change of Control.

13.5.

Prohibition on Repricings. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the Board may not, without shareholder approval, (i) amend to reduce the exercise price of outstanding Options or SARs to a lower exercise price, (ii) cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” and Option or SAR, as defined under applicable NASDAQ rules or the rules of the established stock exchange or quotation system on which the Shares are then listed or traded.

Article 14.    Withholding

14.1.

Mandatory Tax Withholding.

(a)

Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award, or upon the lapse of Restrictions on an Award, or any other event with respect to rights and benefits hereunder (the exercise date, date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Company shall be entitled to require and may accommodate the Grantee’s request if so requested, to satisfy all federal, state, local and foreign tax withholding requirements, including Social Security and Medicare (“FICA”) taxes related thereto (“Tax Withholding”), by one or a combination of the following methods:

(i)

Payment of an amount in cash equal to the amount to be withheld;

(ii)

Requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or the SAR payable in Shares, upon the lapse of Restrictions on an Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii)

withholding from compensation otherwise due to the Grantee. The Board in its sole discretion may provide that the maximum amount of tax withholding to be satisfied by withholding Shares pursuant to clause (ii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)

Any Grantee who makes a disqualifying disposition of an incentive stock option granted under the Plan or who makes an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Tax Withholding; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such Tax Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

14.2.

Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Board may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

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Article 15.    Equity Incentive Plans of Foreign Subsidiaries

The Board may authorize any foreign Subsidiary to adopt a plan for granting Awards (“Foreign Equity Incentive Plan”). All awards granted under such Foreign Equity Incentive Plans shall be treated as grants under the Plan. Such Foreign Equity Incentive Plans shall have such terms and provisions as the Board permits not inconsistent with the provisions of the Plan and which may be more restrictive than those contained in the Plan. Awards granted under such Foreign Equity Incentive Plans shall be governed by the terms of the Plan except to the extent that the provisions of the Foreign Equity Incentive Plans are more restrictive than the terms of the Plan, in which case such terms of the Foreign Equity Incentive Plans shall control.

Article 16.    Additional Provisions

16.1.

Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

16.2.

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.3.

Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

16.4.

Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

16.5.

Securities Law Compliance.

(a)

If the Board deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Board may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All Shares transferred under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law,. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

(b)

If the Board determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company’s equity securities are then listed, then the Board may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

16.6.

No Rights as a Shareholder. A Grantee shall not have any rights as a shareholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the escrow agent, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise determined by the Board at the time of a grant of Restricted Shares, any cash dividends that become payable on Restricted Shares shall be deferred and, if the Board so determines, reinvested in additional Restricted Shares. Except as otherwise provided in an Award Agreement, any share dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Board may provide for payment of interest on deferred cash dividends.

16.7.

Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

16.8.

Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

16.9.

Data Protection. The Board, the Plan Committee and any other person or entity empowered by the Board or the Plan Committee to administer the Plan may process, store, transfer or disclose personal data of the Grantees to the extent required for the implementation and administration of the Plan. The Board, the Plan Committee and any other person or entity empowered by the Board or the Plan Committee to administer the Plan shall comply with any applicable data protection laws.

16.10.

Governing Law. The Plan and the rights of any Grantee receiving an Award thereunder shall be construed and interpreted in accordance with and governed by the laws of the State of Kansas without giving effect to the principles of the conflict of laws to the contrary.

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Annex to the Plan for Swiss based Grantees and Grantees subject to Swiss inheritance law

1.

Section 5.6(a)(i) shall be replaced with the following:

(i)

to the extent permitted by the applicable Swiss law the Grantee’s Restricted Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;

2.

Section 5.6(a)(ii) shall be replaced with the following:

(ii)

to the extent permitted by the applicable Swiss law the Grantee’s Restricted Stock Units shall automatically be forfeited;

3.

Section 5.6(a)(iii) shall be replaced with the following:

(iii)

to the extent permitted by the applicable Swiss law any unexercised Option or SAR, and any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

4.

Section 5.6(d)(i) shall be replaced with the following:

(i)

to the extent permitted by the applicable Swiss law the Grantee’s Restricted Shares and Deferred Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

5.

Section 5.6(d)(ii) shall be replaced with the following:

(ii)

to the extent permitted by the applicable Swiss law the Grantee’s Restricted Stock Units shall automatically be forfeited;

6.

Section 5.6(d)(iv) shall be replaced with the following:

to the extent permitted by the applicable Swiss law any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.

7.

Section 6.1 shall be replaced with the following:

Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Without limiting the generality of the foregoing and to the extent permitted by the applicable Swiss law, the Board may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under the Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Board under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

8.

Article 11 shall be replaced with the following:

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form and procedure prescribed by the applicable Swiss inheritance law. Irrespective of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

GARMIN LTD. – 2013 Proxy Statement   B-17